Exhibit 1.1 - Memorandum and Articles of Association of Aviva plc

Memorandum

AND

Articles of Association
 of

AVIVA plc

No. 2468686

April 2009

The Companies Act 1985

Memorandum

AND
Articles of Association

 of
AVIVA plc

No. 2468686

April 2009

Provisions of the Memorandum of Association Deemed to be Provisions of the Articles of Association from 1 October 2009

By virtue of section 28 (1) of the Companies Act 2006, all the provisions of the Memorandum of Association, save the statement by subscribers confirming their intention to form a company, are now deemed to be part of the Articles of Association.

This change is with effect from 1 October 2009, further to the final implementation of the Companies Act 2006 on that date.

Therefore the following provisions, which were part of the Memorandum of Association, are now deemed to be part of the Articles of Association:

1.      The Company’s name

2.      Type of company

3.      Location of registered office

4.      The objects clause

5.      Liability of the Company’s members

6.      The authorised share capital

As stated above, the statement of the subscribers to the Memorandum of Association, confirming their intention to form a company, and the number of shares taken on formation of the Company, is the only provision that is deemed to remain in the Memorandum of Association.

AVIVA plc
MEMORANDUM AND ARTICLES OF ASSOCIATION

TABLE OF CONTENTS

Certificates of Incorporation		i-iv	8.07	Voting certificate	17
MEMORANDUM OF ASSOCIATION		v-x	8.08	Production	17
ARTICLES OF ASSOCIATION		1-61	8.09	Renewal	17
APPENDIX – RESOLUTIONS		62-71	8.10	Transfer	17
			8.11	Surrender	18
PART I – PRELIMINARY
				CALLS ON SHARES
1.01	Interpretation	1-3
			9.01	Calls	18
			9.02	Joint holders	18
PART II – SHARES			9.03	Interest	18
			9.04	Deemed calls	18
SHARE CAPITAL			9.05	Payments in advance of calls	18

2.01	Share capital	4		FORFEITURE OF SHARES
SPECIAL SHARE RIGHTS			10.01	Forfeiture notice	19
			10.02	Requirements of notice	19
3.01	Conferring of special rights	4	10.03	Forfeiture on non-compliance	19
3.02	Redeemable shares	4	10.04	Unpaid dividends included	19
3.03	Restrictions on conferring special rights	4	10.05	Disposal	19
3.04	Variation of rights	4	10.06	Consideration	19
3.05	Preference Shares	4	10.07	Cesser of membership	19
3.06	Preference Shares	5	10.08	Notice of forfeiture	20
			10.09	Proof of forfeiture	20
ALTERATION OF SHARE CAPITAL			10.10	Surrender of share liable to forfeiture	20

4.01	Increase of capital	12		LIEN ON SHARES
4.02	Conditions affecting increased capital	12	11.01	Company’s lien	20
4.03	Consolidation, sub-division, cancellation	12	11.02	Power of sale	20
4.04	Fractions of shares	13	11.03	Transfer of shares pursuant to power of sale	20
4.05	Reduction of capital	13	11.04	Proof of due exercise of power of sale	21
4.06	Conversion of shares into stock	13	11.05	Proceeds of sale	21
4.07	Application of articles to stock	13
4.08	Purchase of own shares	13		TRANSFER OF SHARES
4.09	Uncertificated shares	13
			12.01	Execution of share transfers	21
ISSUE OF SHARES			12.02	Transfer of uncertificated shares	21
			12.03	Authorities to sign transfers	21
5.01	Shares at disposal of Board	14	12.04	Transferor deemed Member until registration of transfer	21
5.02	Underwriting commission and brokerage	14	12.05	Board’s powers to decline registration	21
5.03	Differentiation	14	12.06	Board’s further power to decline registration	22
5.04	Allotment of securities	14	12.07	Retention of transfers	22
5.05	Renunciation	15	12.08	Suspension of registration	22
			12.09	Fees	22
TRUSTS AND JOINT HOLDINGS			12.10	Destruction of documents	22
			12.11	Untraced shareholders	23
6.01	No trusts recognised	15
6.02	Joint holders	16		TRANSMISSION OF SHARES

CERTIFICATES
			13.01	Transmission on death	24
7.01	Issue of certificates	16	13.02	Registration of personal representatives, trustees in bankruptcy or their nominees	24
7.02	Replacement of certificates	16	13.03	Notice of election to be registered	24
			13.04	Registration of nominees	24
SHARE WARRANTS TO BEARER			13.05	Rights of unregistered personal representatives and trustees; Board’s right to request registration or transfer	24
8.01	Power to issue	17
8.02	Requirements	17
8.03	Form	17		SHARES OF NO PAR VALUE
8.04	Rights attaching to share warrants	17
8.05	Right to attend general meetings	17	14.01	Shares of no par value	25
8.06	Number of holders	17

PART III - GENERAL MEETINGS			21.06	Power to appoint additional Directors	36
			21.07	Board’s powers to appoint new Directors	36
GENERAL MEETINGS			21.08	Eligibility for election	36
			21.09	Vacation of office	37
15.01	Annual General Meetings	26
				DIRECTORS’ INTERESTS
CONVENING AND NOTICE OF MEETINGS
			22.A.01	Directors’ interests (until 1 October 2008)	37
16.01	Convening of meetings	26	22.A.02	Time of declaration	37
16.03	Notice	26	22.A.03	Directors’ interest before joining Board	37
16.04	Contents of notice	26	22.A.04	General notice	38
16.05	Persons entitled to notice	27	22.A.05	Interested Directors precluded from voting	38
16.06	Postponement of meetings	27	22.A.06	Directors’ contracts with Company	39
			22.A.07	Directors acting in professional capacity	39
CONSTITUTION OF MEETINGS			22.A.08	Directors and other companies	39
			22.A.09	Director not to vote on his own appointment	39
17.01	Quorum	27	22.A.10	Appointment of two or more Directors to be voted on separately	39
17.02	No quorum	27	22.A.11	Materiality of Director’s interest	40
17.03	Chairman	27	22.B.01	Directors’ interests (from 1 October 2008)	40
17.04	Adjournments and notices of adjourned		22.B.02-22.B.06	Authorisation by the Board	40
	meetings	28	22.B.07-22.B.09	Interested Directors precluded from voting	41
17.05	Companies acting by representatives	28
17.06	Directors’ right to be present	28	22.B.10-22.B.18	Materiality of Directors’ interests	42
17.07	Accommodation of Members at meetings	28
17.08	Security at meetings	28		POWERS AND DUTIES OF THE BOARD

VOTING			23.01	Management of the Company’s business	44
			23.02	What business may be undertaken	44
18.01	Show of hands unless poll demanded	29	23.03	Borrowing powers	44
18.02	Conduct of poll	29	23.04	Execution of documents	46
18.03	Amendments to resolutions	29	23.05	Pension schemes etc.	46
18.04	Casting vote	30	23.06	Funds, trusts, charities, etc.	46
18.05	Votes of Members	30
18.06	Joint holders	30		LOCAL MANAGEMENT
18.07	Votes of legal guardians	30
18.08	Objection to admissibility of votes	30	24.01	Local management	47
18.09	Disenfranchisement	31	24.02	Divisional and local boards	47
			24.03	Powers of attorney	47
PROXIES			24.04	Overseas registers	47
			24.05	Official seal for use abroad	47
19.01	Form of proxy	32
19.02	Hard copy of electronic form of proxy	32		THE SEAL AND SECURITIES SEAL
19.03	Appointment of proxy	33
19.04	Authority of proxy	33	25.01	The Seal and Securities Seal	47
19.05	Termination of proxy	33	25.02	Documents not under Seal	48
19.05B	Validity of votes given by proxy	34
19.06	Issue of forms of proxy	34		PROCEEDINGS OF THE BOARD
				AND COMMITTEES
PART IV – DIRECTORS AND OTHER OFFICERS
			26.01	Meetings, quorum, casting vote	48
DIRECTORS			26.02	Calling of Board meetings	48
			26.03	Chairman	48
20.01	Number	35	26.04	Competence of Board meeting	48
20.02	Alteration of number	35	26.05	Effect of Board vacancies	48
20.03	Share qualification	35	26.06	Committees and sub-committees	49
20.04	Remuneration	35	26.07	Articles to apply to committee meetings	49
20.05	Expenses	35	26.08	Minutes of proceedings	49
20.06	Remuneration for special services	35	26.09	Defect in appointment	49
20.07	Liability and indemnity insurance	35	26.10	Resolutions in writing	49
			26.11	Participation by telephone	50
APPOINTMENT, RETIREMENT AND
DISQUALIFICATION OF DIRECTORS				MANAGING AND EXECUTIVE DIRECTORS

21.01	Retirement of Directors by rotation	35	27.01	Appointment	50
21.02	Which Directors to retire	36	27.02	Retirement by rotation	50
21.03	Election to vacated office	36	27.03	Remuneration	50
21.04	Company’s power to elect additional Directors	36	27.04	Powers	50
21.05	Removal of Directors	36

	SECRETARY		31.07	Deductions	54
			31.08	Retention of dividends	54
28.01	Appointment and removal	50	31.09	Moneys payable	54
28.02	Deputy or Assistant Secretary	50	31.10	Unclaimed dividends	54
28.03	Absence of Secretary	50	31.11	Non-dispatch of dividend warrants	55
			31.12	Dividends in specie	55
	INDEMNIFICATION OF OFFICERS		31.13	Reserves and carry forward of profits	55
			31.14	Capitalisation of profits and reserves	55
29.01	Indemnity	51	31.15	Appropriation and application of
				amounts capitalised	56
	PART V – ACCOUNTS, AUDITORS,		31.16	Shares in lieu of cash dividends	56
	DIVIDENDS AND RESERVES		31.17	Currency of dividends	57
	ACCOUNTS AND AUDITORS			PART VI – NOTICES
30.01	Access to books	52	32.01	Notices given personally, by post or
30.02	Annual accounts	52		by electronic means	58
30.03	Delivery of annual accounts documents by		32.02	Notices given by publication on a website	58
	electronic communication or by publication		32.03	Notices to joint holders	58
	on a website	52	32.04	Notices to persons entitled by transmission	58
30.04	Approved accounts to be conclusive	53	32.05	Effect of notices on non-members	59
			32.06	Persons not entitled to notice	59
	DIVIDENDS AND RESERVES		32.07	Notice exhibited at Registered Office	59
			32.08	When notice may be given by advertisement	59
31.01	Declaration	53	32.09	Service of documents	59
31.02	Interim dividends	53	32.10	Time of service	59
31.03	Board acting upon valuations or estimates	53	32.11	How notice to be signed	59
31.04	Dividends payable out of profits available		32.12	Shareholder Communications	59
	for distribution	53
31.05	Dividends to be declared and paid according			PART VII – AUTHENTICATION OF DOCUMENTS
	to amounts paid up on shares	53
31.06	Record date	53	33.01	Authentication of documents	61

CERTIFICATE OF
INCORPORATION
and
CHANGE OF NAME

i

v

The Companies Acts 1985 and 1989

COMPANY LIMITED BY SHARES

Memorandum of Association

of AVIVA plc

**1. The name of the Company is ‘AVIVA plc’.

     2. The Company is to be a public Company.

     3. The registered office of the Company will be situate in England and Wales.

**4. The objects of the Company are:

(A)           To carry on the business of a holding company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee or trustee, shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal or otherwise in any part of the world or in any such case any interest therein and to sell or dispose of the same.

(B)           To acquire any such shares, stock, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

(C)           To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof.

(D)           To co-ordinate, finance and manage all or any part of the businesses and operations of any or all companies controlled directly or indirectly by the Company or in which the Company is interested, whether as a shareholder or otherwise.

(E)            To carry on the business of providing financial and investment services, and in particular (but without prejudice to the generality of the foregoing):

(i)            to undertake the insurance, re-insurance and counter-insurance of all kinds of risks and generally to carry on the business of an insurance and guarantee company in all its aspects;

(ii)           to carry on the business of banking in all its aspects, including but not limited to all businesses of a financial or monetary nature and any business which now is or at any time during the existence of the Company may be usually or commonly carried on as part of or in connection with, or which may conduce to or be calculated to facilitate or render profitable or more profitable the transaction of, the business of banking or of dealing in money or securities or the provision of financial services of any kind in any part of the world;

(iii)           to carry on the business of financial agents, bill discounters, mortgage brokers, rent and debt collectors and stock and share brokers;

(iv)           to borrow, raise or take up money with or without security and to employ and use money;

(v)           to deposit, lend or advance money, securities or property with or without security, and generally to make or negotiate loans and advances of every kind on any terms and subject to any conditions;

(vi)          to draw, make, accept, endorse, grant, discount, acquire, subscribe or tender for, buy, sell, issue, execute, guarantee, negotiate, transfer, hold, invest or deal in, honour, retire, pay, secure or otherwise dispose of obligations, instruments (whether transferable or negotiable or not) and securities of every kind;

(vii)         to buy, sell, and deal in bullion, specie, precious metals, foreign exchange and commodities of every kind;

(viii)        to receive on deposit or for safe custody or otherwise documents, cash, securities and valuables of every description;

(ix)           to collect, hold and transmit documents, monies, securities and other property and to act as agents for the receipt, payment or delivery thereof; and

(x)            to act as agents, advisers or consultants in relation to all insurance, pensions and taxation matters, the investment of money and the management of property and generally to transact all agency, advisory or consultancy business of every kind.

(F)            To act as executor, administrator, trustee, judicial or custodian trustee, receiver, manager, committee, liquidator and treasurer and to carry on trust business of all kinds, and generally to carry on trustee and executor business in all its aspects and on such terms as may be thought expedient and in particular (but without limiting the generality of the foregoing) to act as trustee for the holders of any securities of any company and as manager or trustee of unit trusts, investment trusts and pension, benevolent and other funds and to transact all kinds of business arising in connection with any of the foregoing offices and trusts and to establish, settle and regulate and, if thought fit, undertake and execute any trusts with a view to the issue of any securities, certificates or other documents based on or representing any securities or other assets appropriate for the purposes of such trust.

(G)           To promote, effect, negotiate, offer for sale by tender or otherwise, guarantee. underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription, whether absolutely or conditionally, of, participate in, manage or carry out, on commission or otherwise, any issue, public or private, of the securities of any company and to lend money for the purposes of any such issue.

(H)           To give security or become responsible for the performance of any obligation or duties by any person or company and in particular (but without limiting the generality of the foregoing) to guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets, present or future, and uncalled capital of the Company, or by both such methods, the performance of the obligations of and the payment of monies secured by, or payable under or in respect of, the securities of any company or person, and to give and take counter guarantees and indemnities and to receive security for the implementation of any obligation.

(I)            To acquire by assignment or otherwise debts owing to any person or company and to collect such debts and generally to act as traders, factors, carriers and merchants.

(J)            To provide managerial, secretarial, accountancy, consultancy, statistical and any other supervisory, executive and advisory services of whatsoever kind for or in relation to any person, company, property or business.

(K)           To act as forwarding agents, travel and shipping agents, commission agents, surveyors, architects, valuers, property consultants and managers and land and estate agents and generally to undertake all kinds of agency business.

(L)           To form, establish or promote or co-operate in the formation, establishment or promotion of any company.

(M)          To amalgamate or enter into partnership or any profit-sharing or other arrangement with and to co-operate in any way with or assist or subsidise any person or company and to purchase or otherwise acquire all or any part of the business, assets and liabilities of any person or company and to conduct and carry on, or liquidate and wind up, any business so acquired.

(N)           To purchase, take options over, take on lease or in exchange, hire or otherwise acquire, for any estate or interest and on such terms and for such consideration as may be considered expedient, construct and develop real and personal property of every kind and to invest any monies of the Company in such investment, securities and any other kind of real or personal property as may be thought expedient.

(O)           To sell, exchange, improve, manage, turn to account, lease, let on hire, grant  licences, easements, options, or other rights over and in any other manner deal with or dispose of the undertaking, property and assets (including uncalled capital) of the Company or any part thereof for such consideration as may be thought fit and in particular for securities, whether fully or partly paid up, of any company formed or to be formed and to hold, deal with or dispose of such consideration.

(P)           To secure any obligations of the Company by mortgaging or charging all or any part of the undertaking, property and assets, present or future, and uncalled capital of the Company.

(Q)           To place or allow to remain in the name or names or in the custody or within the legal control of any person or persons, wherever resident or domiciled, for and on behalf of or as trustees for the Company any money, investments, securities or other property of the Company for the time being and to call upon such person or persons for a transfer or reconveyance to the Company of any money, investments, securities or other property held by or vested in him or them.

(R)           To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation fund for the benefit of, and give or procure the giving of pensions, allowances, gratuities or bonuses or death or disability benefits to or in respect of, any persons who are or were directors, officers or in the employment of the Company, or of any company which is or was a subsidiary of the Company or is or was allied to or associated in business with the Company or with any such subsidiary company, or who are or were employed in any business acquired by the Company or by any such other company, holding executive office or place of profit, and the wives, widows, families, dependants and personal representatives of any such persons.

(S)           To procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts which the Company considers to be for the benefit of any persons mentioned in (R) above, or otherwise to advance the interest and well-being of the Company or of any such other company as is mentioned in (R) above or its Members and to make payments for or towards the insurance of any such persons as aforesaid and to give subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

(T)           (i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any Subsidiary Undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or Subsidiary Undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, Subsidiary Undertaking or pension fund and (ii) to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability.

(U)           To procure the registration or incorporation of the Company in or under the laws of any place and to take steps in Parliament or with any government or authority for the purpose of carrying out, extending or varying the objects and powers of the Company or altering its constitution, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests and to enter into any arrangement with any government or authority and to obtain any rights, concessions and privileges from any such government or authority and to carry out, exercise and comply with any such arrangements, rights, concessions and privileges.

(V)           To distribute any of the property of the Company among its Members in specie.

(W)         To carry on any other business or activity whatsoever which may seem to the Board of the Company capable of being advantageously carried on in connection or conjunction with or as ancillary to any of the foregoing businesses or activities or which the Board of the Company may consider expedient with a view to rendering profitable or enhancing directly or indirectly the value of the Company’s undertaking or any of its property or assets.

(X)           To do all such other things as are incidental or conducive to the attainment of the objects named or any of them.

(Y)           To do all or any of the foregoing things in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents, subsidiary and associated companies or otherwise and either alone or in conjunction with others.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name of the Company.

**5. The liability of the Members is limited.

**6. The Company’s share capital is £100,000 divided into 3 Ordinary Shares of 25p each and 399,997 Unclassified Shares of 25p each.

WE, the Subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective names.

Names and addresses of subscribers		Number of Shares taken by each Subscriber

1.	Anthony Louis Brend	1
	St. Helen’s, 1 Undershaft, London EC3P 3DQ

2.	John Gordon Thomas Carter	1
	St. Helen’s, I Undershaft, London EC3P 3DQ

3.	Anthony Blake Wyand	1
	St. Helen’s, 1 Undershaft, London EC3P 3DQ

	Total Shares taken:	3

DATED 31 January 1990

WITNESS to the above Signatures:	Keith Polsom Jenkins
69 Park Lane, Croydon, Surrey CR9 1BG

x

**Notes:

Clause 1

(i)	The Company was incorporated on 9 February 1990 as Commercial Union plc.

(ii)	The name of the Company was changed from Commercial Union plc to CGU plc on 2 June 1998 in accordance with a Special Resolution passed on 7 April 1998.

(iii)	The name of the Company was changed from CGU plc to CGNU plc on 30 May 2000 in accordance with a Special Resolution passed on 31 March 2000.

(iv)	The name of the Company was changed from CGNU plc to Aviva plc on 1 July 2002 in accordance with a Special Resolution passed on 23 April 2002.

Clause 4

By Special Resolution of the Company passed on 20 April 1999, Clause 4 was amended by the deletion of the previous Clause 4(A) and the making of consequential amendments to the paragraph numbering and cross referencing.

Clause 6

(i)
By Ordinary Resolution passed on 15 March 1990, the authorised but unissued Unclassified Shares of the Company were classified as Ordinary Shares of 25p each and the authorised share capital of the Company was increased to £150,000,000 by the creation of 1,750,000 3.5 per cent. Cumulative Redeemable Preference Shares of £1 each and 592,600,000 Ordinary Shares of 25p each.

(ii)	By Ordinary Resolution passed on 14 April 1992, the authorised share capital was increased from £150,000,000 to £350,000,000 by the creation of 200,000,000 preference shares of £1 each.

(iii)	By Ordinary Resolution passed on 20 April 1993, the authorised share capital was increased from £350,000,000 to £400,000,000 by the creation of 200,000,000 Ordinary Shares of 25p each.

(iv)	By Special Resolution passed on 7 April 1998, the authorised Ordinary Share capital was increased from £198,250,000 to £475,000,000 by the creation of 1,107,000,000 Ordinary Shares of 25p each.

(v)
By Special Resolution passed on 20 April 1999, the authorised Ordinary Share capital was increased from £475,000,000 to £676,750,000 by the redemption and cancellation of the Company’s 3.5% Preference Shares and their redesignation as 7,000,000 Ordinary Shares of 25p each.

(vi)	By Special Resolution passed on 31 March 2000, the authorised Ordinary Share capital was increased from £676,750,000 to £950,000,000 by the creation of 1,093,000,000 Ordinary Shares of 25p each.

(vii)
By Special Resolution passed on 26 April 2005, the authorised share capital was increased from £950,000,000 to £1,450,000,000 and €700,000,000 by the creation of 500,000,000 Preference Shares of £1 each and 700,000,000 Preference Shares of €1 each.

(viii)
By Special Resolution passed on 10 May 2006, the authorised share capital was increased from £1.45 billion and €700 million to £1.95 billion and €700 millon by the creation of 500 million Preference Shares of £1 each.

(ix)
By Special Resolution passed on 29 April 2009, the authorised share capital was increased from £1.95 billion and €700 million to £2.5 billion and €700 by the creation of 2,200,000,000 ordinary shares of 25 pence each.

Articles of Association

Articles of Association

(as adopted by Special Resolution passed on 1 May 2008)

of AVIVA plc

The following shall be the articles of association of AVIVA plc and the regulations referred to in Table A in The Companies (Tables A to E) Regulations 1985 and the model articles of association for public companies to be made pursuant to the Companies Act 2006 shall not apply to the Company.

PART I – PRELIMINARY

1.01	In these Articles unless there is something in the subject or context inconsistent therewith:	Interpretation

“the 2006 Act” means the Companies Act 2006;

“the Act" means the Companies Act 1985;

“appointment“ includes election and "appoint" includes elect and vice versa;

“these Articles” means these articles of association or other the regulations of the Company for the time being in force;

“the Auditors” means the auditors of the Company for the time being;

“the Board” means the Board of Directors of the Company or the Directors present at a duly convened meeting of the Board of Directors of the Company at which a quorum is present;

“Certificated” means, in relation to a share, a share which is recorded in the register as being held in certificated form;

“the Company“ means AVIVA plc and "company" includes any body corporate or association of persons, whether or not a company within the meaning of the Act;

“current address“ bears the meaning ascribed thereto by section 423 of the 2006 Act; “Director” means a director for the time being of the Company;

“the financial year of the Company“ means the period for which the Company’s accounts are made up;

“form of proxy“ includes both an instrument of proxy in written form and a proxy contained in an electronic communication;

“in writing“ and “written“ means any mode of representing and reproducing words in a visible form, including, without limitation, printing, lithography, typewriting, photography, e-mail and any other form permitted by the Statutes;

“London Stock Exchange“ means London Stock Exchange plc;

“Member“ means the person whose name appears on the Register in respect of shares;

Articles of Association

“month“ means calendar month;

“notice of termination“ means a notice sent or supplied by a Member stating that the authority of a person to act as that Member’s proxy is terminated;

“paid up“ includes credited as paid up;

“the Register” means the register of Members to be kept pursuant to section 352 of the Act; “the Registered Office” means the registered office of the Company for the time being;

“the Seal” means the common seal of the Company or, save in Article 25.01, any official seal adopted pursuant to Article 24.05 and section 39 of the Act;

“the Secretary“ means the Secretary for the time being of the Company and includes any Deputy or Assistant Secretary and any person appointed to perform the duties of secretary temporarily or in any particular case;

“Securities Seal” means an official seal kept by the Company pursuant to section 40 of the Act;

“shares“ means shares in the capital of the Company;

“the Statutes“ means the Companies Acts 1985, 1989 and 2006 and all statutes and subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

“Stock Exchange Nominee” bears the meaning ascribed thereto by section 185 of the Act; “Subsidiary Company” bears the meaning ascribed thereto by the Act;

“Subsidiary Undertaking” bears the meaning ascribed thereto by the Act;

“the Transfer Office“ means the office at which the Register is kept for the time being;

“UKLA“ means the UK Listing Authority, a division of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 or any successor enactment;

“uncertificated” means, in relation to a share, a share title to which is recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Regulations, may be transferred by means of a relevant system;

“Uncertificated Securities Regulations“ means the Uncertificated Securities Regulations 2001, including any modification, re-enactment or substitute regulations for the time being in force;

“the United Kingdom“ means Great Britain and Northern Ireland; and

“year“ means from 1st January to 31st December inclusive.

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations;

Reference to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof (with or without modification) and all subordinate legislation made thereunder, in each case for the time being in force;

Articles of Association

Subject as aforesaid, words or expressions defined in or to which a particular meaning is given by the Statutes, if not inconsistent with the subject or context, bear the same meaning where used in these Articles. The marginal notes hereto shall not affect the construction hereof;

Words and expressions to which a particular meaning is given by the Statutes in force when these Articles (or any part of them) are adopted have the same meaning in these Articles, except where the word or expression is otherwise defined in paragraph 1.01. The expressions “Operator”, “participating issuer”, “participating security” and “relevant system” have the same meaning as in the Uncertificated Securities Regulations;

All references in these Articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:

(i) the facilities and requirements of the relevant system;

(ii) the extent permitted by the Uncertificated Securities Regulations; and

(iii) the extent permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.

Articles of Association

PART II – SHARES

Share Capital

2.01
The capital of the Company at the date of adoption of these Articles is £1,950,000,000 and €700,000,000 divided into 3,000,000,000 ordinary shares of 25 pence each, 200,000,000 cumulative irredeemable preference shares of £1 each, 500,000,000 Sterling preference shares of £1 each, 500,000,000 Sterling new preference shares of £1 each and 700,000,000
Share Capital
Euro preference shares of €1 each.

Special Share Rights

3.01
Subject to any special rights previously conferred on the holders of any shares or class of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company in general meeting by ordinary resolution may determine or, in default of such determination, as the Board may determine.
Conferring of special rights

3.02
Subject to the provisions of the Statutes, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholders and on such terms and in such manner as determined by the resolution authorising the issue.
Redeemable Shares

3.03
If any class of shares has any preferential right to dividend or return of capital, the conferring on other shares of rights to either dividend or return of capital ranking in point of priority either before or pari passu with that class shall, unless otherwise expressly provided by the terms on which shares of that class are held, be deemed a variation of the rights attached to that class of shares.
Restrictions on conferring special rights

3.04
Subject to section 125 of the Act and unless otherwise expressly provided by the terms on which shares of that class are held, all or any of the rights attached to any class of shares from time to time issued may, whether or not the Company is being wound up, be varied or abrogated with the written consent of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of such shares. The provisions of these Articles as to general meetings of the Company shall apply, with any necessary modifications, to a variation of class rights meeting, except that the necessary quorum shall be two persons present holding at least one-third in nominal value of the issued shares of the class in question (excluding any shares of that class held as treasury shares) or, for an adjourned meeting, one person present holding shares of the class in question, and where a person is present by proxy or by proxies, that person shall be treated as holding only the shares in respect of which those proxies are authorised to exercise voting rights. At a variation of class rights meeting, any holder of shares of the class in question present may demand a poll.
Variation of rights

3.05	(A) Without prejudice to Article 3.02 and Article 5.01, the Company may by a resolution of the Board issue and allot:	Preference Shares

(a) Sterling New Preference Shares, which shall have such rights and terms (including, without limitation, such terms and manner as to redemption of such shares, ranking and entitlement as to dividend and capital) as the Board determines shall be in accordance with the requirements set out in condition 7(e) of the terms and conditions of the Sterling Direct Capital Instruments set out in the Offering Circular, as well as such further rights and terms (not being inconsistent with the aforementioned requirements) as may be determined by the Board prior to their issue; and

Articles of Association

(b) Euro New Preference Shares, which shall have such rights and terms (including, without limitation, such terms and manner as to redemption of such shares, ranking and entitlement as to dividend and capital) as the Board determines shall be in accordance with the requirements set out in condition 7(e) of the terms and conditions of the Euro Direct Capital Instruments set out in the Offering Circular, as well as such further rights and terms (not being inconsistent with the aforementioned requirements) as may be determined by the Board prior to their issue.

(B) In this Article 3.05:

(a) “Sterling New Preference Shares” means the 500 million preference shares of £1 each created in the authorised share capital of the Company by a special resolution on 26 April 2005;

(b) “Sterling Direct Capital Instruments” means the £500 million 5.9201 per cent. Fixed/Floating Rate Direct Capital Instruments issued by the Company on 25 November 2004;

(c) “Euro New Preference Shares” means the 700 million preference shares of €1 each created in the authorised share capital of the Company by a special resolution on 26 April 2005;

(d) “Euro Direct Capital Instruments” means the €700 million 4.7291 per cent. Fixed/Floating Rate Direct Capital Instruments issued by the Company on 25 November 2004; and

(e) “Offering Circular” means the offering circular relating to the issue of the Sterling Direct Capital Instruments and the Euro Direct Capital Instruments dated 23 November 2004.

3.06
Without prejudice to Articles 3.02, 3.05 and 5.01, the Company may by a resolution or resolutions of the Board issue and allot the New Preference Shares in one or more separate series, each of which may constitute a separate class, and the New Preference Shares comprising each such series and/or class shall rank pari passu inter se but otherwise shall have such rights and terms (including, without limitation, such terms and manner as to redemption of such shares, ranking and entitlement to dividend and capital), and be subject to such restrictions, as may be attached by the Directors prior to allotment not being inconsistent with the following provisions:

(A) Income

Out of the profits available for distribution and resolved to be distributed, the holders of any New Preference Shares shall be entitled, in priority to any payment of dividend to the holders of any other shares in the Company (other than the Existing Preference Shares in issue at such date), to be paid a cumulative (or, if the Directors so determine prior to allotment thereof, non-cumulative) preferential dividend payable at such rate (which may be fixed, variable, or floating or to be determined by a specified procedure, mechanism or formula) and on such date or dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.

Articles of Association

(B) Capital

(i) On a return of capital on a winding up, the holders of any New Preference Shares shall be entitled to receive, out of the surplus assets of the Company remaining after payment of its liabilities, the repayment of any arrears of dividend on the Existing Preference Shares in issue at the date thereof and (unless the Directors determine prior to allotment thereof that the New Preference Shares are to be ranked pari passu with such Existing Preference Shares) repayment of capital on the Existing Preference Shares in issue at the date thereof, an amount per New Preference Share equal to the nominal amount of a New Preference Share together with (a) such premium (if any) as may be determined by the Directors (or by a procedure, mechanism or formula determined by the Directors) prior to the allotment thereof (provided that any such premium shall not exceed such specified amount as may be determined by the Directors prior to the allotment thereof) and (b) all arrears and accruals (if any) of the dividend payable thereon, whether or not such dividend has been earned or has become due and payable, to be calculated up to and including the day of the commencement of the winding up.

(ii) On a return of capital (otherwise than on a winding up or on a redemption or purchase by the Company of shares of any class), the holders of the New Preference Shares shall be entitled to receive an amount per New Preference Share equal to the nominal amount of a New Preference Share together with (a) such premium (if any) as may be determined by the Directors (or by such procedure, mechanism or formula determined by the Directors) prior to the allotment thereof (provided that any such premium shall not exceed such specified amount as may be determined by the Directors prior to the allotment thereof) and (b) all arrears and accruals (if any) of the dividend payable thereon, whether or not such dividend has been earned or has become due and payable, to be calculated up to and including the day of such return of capital.

(iii) Any New Preference Shares (including all other shares of the Company ranking pari passu on a winding up) shall rank on a winding up in priority to all other shares of the Company from time to time in issue (other than such of the Existing Preference Shares in issue at the date thereof unless the Directors determine prior to allotment that any such New Preference Shares shall be entitled to rank pari passu with such Existing Preference Shares).

(C) Redemption

(i) Subject to the provisions of the Statutes, the Directors may determine that any series of any class of New Preference Shares to be issued shall be redeemable in accordance with the following provisions. If the Directors do not, or fail to, determine prior to the allotment thereof that such New Preference Shares shall be redeemable, that issue of New Preference Shares shall be non-redeemable.

(ii)Where the Directors have determined that any series of any class of New Preference Shares are to be issued as redeemable ("Redeemable New Preference Shares"), the Company may redeem all or some only of any Redeemable New Preference Shares in issue. In the case of a redemption of some only of the Redeemable New Preference Shares in any series, the Directors shall for the purpose of ascertaining the Redeemable New Preference Shares to be redeemed cause a drawing to be made at the Company’s registered office (or at such other place as the Directors may determine) in the presence of a representative of the Company’s auditor for the time being.

Articles of Association

(iii) A redemption is effected by giving to the holders of the Redeemable New Preference Shares to be redeemed not less than four weeks notice (a "redemption notice"). The redemption notice shall state:

(1) the Redeemable New Preference Shares to be redeemed;

(2) the relevant Redemption Date (as defined below);

(3) the price at which the Redeemable New Preference Shares are to be redeemed (together with any accrued and unpaid distribution determined by the Directors prior to the Redemption Date); and

(4) the procedures for redeeming certificated and uncertificated Redeemable New Preference Shares and the place or places where certificates can be presented for redemption.

(iv) "Redemption Date" means, in relation to any specific redemption of Redeemable New Preference Shares:

(1) the date fixed for redemption as determined by the Directors; or

(2) the date on or by which, or dates between which, a redemption must occur as determined by the Directors.

(v) The price at which the Redeemable New Preference Shares are to be redeemed is as follows:

(1) the aggregate of: (x) the nominal amount of the Redeemable New Preference Shares; and (y) any premium paid on issue (the "Subscription Price"); plus

(2) any accrued and unpaid distribution determined by the Directors prior to the Redemption Date; plus

(3) if so determined by the Directors prior to the allotment of Redeemable New Preference Shares, a Redemption Premium (as defined below), if any.

(vi) "Redemption Premium" means an amount calculated in accordance with that one of the following paragraphs as the Directors may determine prior to the allotment of Redeemable New Preference Shares:

(1) such amount as when added to the Subscription Price of the relevant Redeemable New Preference Share to be redeemed is equal to a price for such Redeemable New Preference Share at which the Gross Redemption Yield on such Redeemable New Preference Share on the Stated Date is equal to the Gross Redemption Yield (determined by reference to the middle market price) at 11.00 a.m. (London time) on that date of the Stated Comparative Security. For the purposes of this paragraph:

"Gross Redemption Yield" means a yield calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Volume 105, Part 1 (1978), page 18 or any replacement basis of calculation published by the Institute of Actuaries from time to time;

"Stated Date" means the date three Business Days prior to the date on which the redemption notice is given; and

Articles of Association

"Stated Comparative Security" means the UK gilt edged security which is due to be repaid on the date closest to the final date for redemption of the Redeemable New Preference Share to be redeemed, or, if the Redeemable New Preference Share to be redeemed has no final date for redemption, the UK gilt edged security which is due to be repaid on a date closest to 30 years from the Stated Date;

(2) an amount calculated in accordance with the following formula:

P = 50% - (n x R)

where:

P = the Redemption Premium expressed as a percentage of the Subscription Price;

n = the number of whole years elapsed between the date of allotment of the Redeemable New Preference Share and the Redemption Date;

R = one of the following percentages as the Directors shall have determined prior to the allotment of the relevant Redeemable New Preference Share:

10%; 5%; 3%; 2.5%; 2%; 1%; 0.5%,

provided that if n x R is greater than 50%, P shall be nil;

(3) an amount calculated in accordance with the following formula: P = 33% - (n x R)

where:

P = the Redemption Premium expressed as a percentage of the Subscription Price;

n = the number of whole years elapsed between the date of allotment of the relevant Redeemable New Preference Share and the Redemption Date;

R = one of the following percentages as the Directors shall have determined prior to the allotment of the relevant Redeemable New Preference Share:

11%; 5.5%; 3.3%; 3%; 1.5%; 1%; 0.33%,

provided that if n x R is greater than 33%, P shall be nil; or

(4) an amount calculated in accordance with the following formula:

∑i = o
(IR - MRR) x 1
i = im (1+RRi)i
2

where:

im = the total number of dividend payment dates from the Redemption Date to the Final Redemption Date;

IR = the amount of dividend payable annually on the relevant Redeemable New Preference Share to be redeemed excluding any associated tax credit expressed as a percentage of the Subscription Price of such relevant Redeemable New Preference Share;

Articles of Association

MRR = the yield on the Stated Comparative Security for the period from the Redemption Date to the Final Redemption Date plus the difference between IR and the yield on the Stated Comparative Security at the date of allotment of the Redeemable New Preference Share (such difference being the "credit spread");

RRi = the yield on the Stated Comparative Security for the period to the ith dividend payment date plus the credit spread.

For the purposes of this paragraph;

"Final Redemption Date" means the final date on which the Redeemable New Preference Shares can be redeemed in accordance with their terms of issue; and

"Stated Comparative Security" means the UK gilt edged security which is due to be repaid on the date closest to the final date for redemption of the Redeemable New Preference Share to be redeemed, or, if the Redeemable New Preference Share to be redeemed has no final date for redemption, the UK gilt edged security which is due to be repaid on a date closest to 30 years from the Reference Date.

(vii) In respect of both certificated and uncertificated Redeemable New Preference Shares:

(1) on the relevant Redemption Date each holder whose Redeemable New Preference Shares are to be redeemed shall comply with the relevant procedures for redeeming those shares determined by the Directors as set out in the redemption notice. After the holder has complied with those procedures, the Company shall pay the holder the redemption money due to him by such method as the board decides;

(2) if a holder whose Redeemable New Preference Shares are to be redeemed under this paragraph (vii) does not comply with the relevant procedures for redeeming those Redeemable New Preference Shares, the Company may retain the redemption money.

(viii) No person has a claim against the Company for interest on retained redemption money. The receipt by the holder of the redemption money payable on the redemption of Redeemable New Preference Shares shall constitute an absolute discharge to the Company.

(ix) As from the Redemption Date, all income (arising from any right to income attaching to the Redeemable New Preference Shares as may have been determined prior to their issue) ceases to accrue in respect of Redeemable New Preference Shares unless:

(1) in the case of certificated Redeemable New Preference Shares, on the presentation of the certificate (or certificates) for the Redeemable New Preference Shares to be redeemed and a receipt for the redemption money signed and authenticated in such manner as the board requires, payment of the redemption money is improperly refused; or

(2) in the case of uncertificated Redeemable New Preference Shares, the procedures stated in the redemption notice have been complied with and payment of the redemption money is improperly refused.

Articles of Association

(D) Voting and General Meetings

(i) The holders of the New Preference Shares shall, by virtue of and in respect of their holdings of New Preference Shares, have the right to receive notice of, attend, speak and vote at a general meeting of the Company only:

(a) if and when, at the date of the notice convening such meeting, the preferential dividend on such shares for the dividend payment period immediately prior to the notice convening the relevant meeting is in arrears and it, and any arrears of deficiency of dividend in respect of any preceding dividend payment period has not been paid in full; or

(b) if a resolution is to be proposed abrogating, varying or modifying any of the rights or privileges of the holders of any New Preference Shares or for the winding up of the Company or for the reduction of capital of the Company (otherwise than on a redemption or purchase of shares), in which case they shall only be entitled to vote on such resolution; or

(c) in such other circumstances, and upon and subject to such terms as the Directors may determine prior to the allotment of such New Preference Shares.

Save as aforesaid, the New Preference Shares shall not confer on the holders thereof the right to receive notice of, attend, speak or vote at any general meeting of the Company.

(ii) Whenever the holders of the New Preference Shares are entitled to vote at a general meeting of the Company upon any resolution proposed at such a general meeting, on a show of hands every holder thereof who is present in person or (being a corporation) by a representative shall have one vote and on a poll every holder thereof who is present in person or by proxy or (being a corporation) be a representative shall have one vote in respect of each complete £1 nominal of New Preference Shares registered in the name of such holder or such other entitlement to votes as may be determined by the Directors prior to allotment.

(E) Limitations

No New Preference Share shall:

(i) save as may be determined by the Directors prior to allotment, confer any right to participate in the profits or assets of the Company other than set out in paragraphs (A) and (B) of this Article 3.06;

(ii) subject to the Statutes, confer any right to participate in any offer or invitation by way or rights or otherwise to subscribe for additional shares in the Company;

(iii) confer any right of conversion; or

(iv) confer any right to participate in any issue of bonus shares.

(F) Purchase

(i) Subject to the provisions of the Statutes, the Company may at any time purchase any New Preference Shares upon such terms, as the Directors shall determine.

(ii) Upon the purchase and cancellation of any New Preference Shares the nominal amount of such shares comprised in the capital of the Company may thereafter be divided into, and reclassified as, New Preference Shares without any further resolution or consent.

Articles of Association

(G) Further issues

(i) Unless the Directors determine otherwise prior to allotment, save with such consent or sanction on the part of the holders of any of the New Preference Shares as is required for a variation of the special rights attaching to such shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any securities convertible into any shares of any class ranking as regards participation in the profits or assets of the Company (otherwise than on a redemption or purchase by the Company of any such share) in priority to any New Preference Shares.

(ii) The special rights attached to the New Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the allotment or issue of any further preference shares (in this paragraph called "Further Preference Shares") ranking as regards participation in the profits and assets of the Company pari passu with (but not in priority to) the New Preference Shares, provided that, at the date of the allotment of the Further Preference Shares (the "Relevant Date"), the aggregate of the nominal amount (together with any premium paid or payable on issue) of the New Preference Shares, and of any other shares ranking pari passu with or in priority to the New Preference Shares allotted or in issue on the Relevant Date and, immediately following such issue, of the Further Preference Shares would not exceed such amount as may be determined by the Directors (or by a procedure, mechanism or formula determined by the Directors) prior to the allotment of the relevant New Preference Shares. Any such Further Preference Shares may either carry rights and restrictions as regards participation in the profits and assets of the Company which are identical in all respects with the New Preference Shares or with any other series of Further Preference Shares or rights and restrictions differing therefrom in any respect including, but without prejudice to the generality of the foregoing:

(1) the rate of and/or the basis of calculation of dividend may differ and may be cumulative or non-cumulative;

(2) the Further Preference Shares may rank for dividend from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

(3) a premium may be payable on a return of capital or there may be no such premium;

(4) the Further Preference Shares may be redeemable on such terms and conditions as may be prescribed by the terms of the issue thereof or may be non-redeemable; and

(5) the Further Preference Shares may be convertible into ordinary shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after the New Preference Shares in each case on such terms and conditions as may be determined by the terms of issue thereof.

(H) Restrictions of the Company

Unless the Directors determine otherwise prior to allotment, the terms of the New Preference Shares shall provide that, save with such consent or sanction on the part of the holders of any New Preference Shares as is required for a variation of the special rights attached to such shares, the Directors shall not capitalise any part of the profits of the Company available for distribution or purchase or redeem any shares of the Company if either (i) the preferential dividend on the New Preference Shares for the dividend payment period immediately prior to the date of the proposed capitalisation purchase or redemption is in arrears and it, and any arrears or deficiency of dividend in respect of any preceding dividend payment periods, has not been paid in full or (ii) after such capitalisation, purchase or redemption the amount of the profits of the Company available for distribution would be less than the amount produced by applying to the aggregate amount of the annual dividends (exclusive of any imputed tax credit) payable on the New Preference Share and any other preference shares then in issue ranking as regards dividends pari passu with or in priority to the New Preference Shares such multiple or other formula as may be determined by the Directors prior to allotment.

Articles of Association

(I) Definitions

For the purposes of this Article 3.06:

(i) "New Preference Shares" means the 500,000,000 new preference shares of £1 each created in the authorised share capital of the Company by a special resolution dated 10 May 2006; and

(ii) "Existing Preference Shares" means the 100,000,000 83⁄8% cumulative irredeemable preference shares of £1 each, the 100,000,000 83⁄4% cumulative irredeemable preference shares of £1 each, the Sterling New Preference Shares and the Euro New Preference Shares of the Company.

Alteration of Share Capital

4.01
The Company in general meeting may by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount and with such rights attached thereto, as the resolution shall prescribe.
Increase of capital

4.02
Except so far as otherwise provided by or pursuant to these Articles or by the terms of issue, any new share capital shall be considered as part of, and shall be subject to, the same provisions regarding the payment of calls, forfeiture, lien, transfer, transmission and otherwise as the existing share capital.
Conditions affecting increased capital

4.03	The Company in general meeting may by ordinary resolution:

	(A) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;	Consolidation

(B) sub-divide its existing shares, or any of them, into shares of smaller amount, and so that, as between the resulting shares, one or more of such shares may, by the resolution effecting such sub-division, be given any preferential rights as regards dividends, voting at meetings of the Company and otherwise over the others or any other of such shares; and
Sub-division

(C) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.
Cancellation

Articles of Association

4.04
The Board may make such provision as it thinks fit for dealing with any fractional rights to a share resulting from or remaining after any operation of consolidation or sub-division; in particular, the Board may (treating holdings of a Member of uncertificated shares and certificated shares of the same class as if they were separate holdings unless the Board decide otherwise) issue fractional certificates, or may sell or arrange for the sale of the shares representing the aggregate of such fractional rights to any person (including, subject to the provisions of the Statutes, the Company) and the distribution of the net proceeds of sale in due proportions among the persons entitled to such fractional rights, and may appoint one or more of the Directors to execute as transferor on behalf of such persons an instrument of transfer of the fractional rights to a purchaser. The transferee shall not be bound to see to the application of any purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
Fractions of shares

4.05
The Company in general meeting may by special resolution reduce its share capital, any capital redemption reserve or any share premium account in any manner authorised by law, but with and subject to any incident authorised or consent required by law.
Reduction of Capital

4.06	The Company in general meeting may by ordinary resolution convert any paid up shares into stock and re-convert any stock into paid up shares of any denomination.	Conversion of shares into stock

4.07
Unless otherwise expressly provided, such of these Articles as apply to paid up shares shall apply to stock and the words “share” and “shareholder” therein shall include “stock” and “stockholder” and in particular:
Application of articles to stock

(A) the holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the stock, if existing as shares, might have been transferred, or as near thereto as circumstances admit;

(B) stock may only be transferred in minimum units, or multiples of minimum units, of such amount as the Board shall from time to time decide, but so that the amount of a minimum unit shall not, without the sanction of the Company in general meeting by ordinary resolution, exceed the nominal amount of the individual shares from which the stock arose; and

(C) the holders of stock shall, according to the amount of stock held by them, have the same rights as regards dividends, voting at meetings and otherwise as if the stock held by them existed as shares.

4.08	Subject to the provisions of the Statutes, the Company may purchase any of its own shares (including redeemable shares).	Purchase of own shares

4.09	(A) Subject to the Statutes, the Board may resolve that a class of shares is to become a participating security and that a class of shares shall cease to be a participating security.	Uncertificated shares

(B) Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class.

(C) A Member may, in accordance with the Uncertificated Securities Regulations, change a share of a class which is a participating security from a certificated share to an uncertificated share and from an uncertificated share to a certificated share.

(D) The Company may give notice to a Member requiring the Member to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the Member may not change certificated shares to uncertificated shares. If the Member does not comply with the notice, the Board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the Member.

Articles of Association

(E) While a class of shares is a participating security, these Articles only apply to an uncertificated share of that class to the extent that they are consistent with:

(a) the holding of shares of that class in uncertificated form;

(b) the transfer of title to shares of that class by means of a relevant system; and (c) the Uncertificated Securities Regulations.

Issue of Shares

5.01
Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in general meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Board and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.
Shares at disposal of Board

5.02	The Company may exercise the powers of paying commissions conferred by section 97 of the Act, and may also, on any issue of shares, pay such brokerage as may be lawful.	Underwriting commission and brokerage

5.03	The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment, except as between holders of shares of the same class.	Differentiation

5.04
(A)The Board has general and unconditional authority, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount for the first period and each subsequent section 80 period.
Allotment of securities

(B) The Board has general power, pursuant to section 95 of the Act, to allot equity securities for cash pursuant to the general authority conferred by paragraph (A) of this Article, as if section 89(1) of the Act does not apply to that allotment, for the first period and each subsequent section 89 period. This power is limited to:

(a) allotments of equity securities in connection with a rights issue or otherwise in favour of holders of ordinary shares or other equity securities of any class made in proportion (as nearly as may be) to their respective existing holdings of ordinary shares or other equity securities of the class concerned (so that any offer to holders of other equity securities of any class shall be on the basis of their rights to receive that offer or, in the case of securities convertible into ordinary shares, proportionate to the number of ordinary shares which would be allotted upon the exercise in full of the attached conversion rights) but subject to the Board having a right to make such exclusions or other arrangements in connection with that offering as it deems necessary or expedient:

(i) to deal with equity securities representing fractional entitlements; and

(ii) to deal with legal or practical problems arising in any overseas territory or by virtue of shares being represented by depositary receipts, the requirements of any regulatory body or stock exchange, or any other matter whatsoever; and

(b) allotments of equity securities for cash other than pursuant to paragraph (a) up to an aggregate nominal amount equal to the section 89 amount.

Articles of Association

This Article 5.04(B) shall also apply to a sale of treasury shares, which is an allotment of equity securities by virtue of section 94(3A) of the Act, on the basis that a sale of treasury shares would not be made pursuant to the authority conferred by Article 5.04(A) but would be made pursuant to the authority granted by the Act. The provisions of the previous sentence shall not, for the purposes of determining the first period, constitute a renewal or substitution of the power conferred by Article 5.04(B).

(C) By the authority and power conferred by paragraphs (A) and (B) of this Article, the Board may, during a period which is the first period, a subsequent section 80 period or a subsequent section 89 period, make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such period expires and the Board may allot securities in pursuance of that offer or agreement as if such authority and power had not expired.

(D) In this Article 5.04:

(a) “first period” means the period from the date of adoption of these Articles (the “start date”) to the date on which a resolution to renew or substitute the authority conferred by paragraph (A) of this Article or the power conferred by paragraph (B) of this Article (as the case may be) is passed or five years after the start date, whichever is the earlier;

(b) “subsequent section 80 period” means any period starting on or after the expiry of the first period (and not exceeding five years on any occasion) for which the authority conferred by paragraph (A) of this Article is granted or renewed by ordinary or special resolution of the Company stating the section 80 amount;

(c) “subsequent section 89 period” means any period starting on or after the expiry of the first period (and not exceeding five years on any occasion) for which the power conferred by paragraph (B) of this Article is granted or renewed by special resolution of the Company stating the section 89 amount;

(d) “section 80 amount” means, for the first period, £186 million and for a subsequent section 80 period the amount stated in the relevant ordinary or special resolution or another amount fixed by ordinary or special resolution of the Company;

(e) “section 89 amount” means, for the first period, £28 million and, for a subsequent section 89 period the amount stated in the relevant special resolution or another amount fixed by special resolution of the Company; and

(f) the nominal amount of securities is, in the case of rights to subscribe for or convert any securities into shares of the Company, the nominal amount of shares which may be allotted pursuant to those rights.

5.05
The Board may at any time after the allotment of a share but before a person has been entered in the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on the terms and conditions the Board thinks fit.
Renunciation

Trusts and Joint Holdings

6.01
Except as required by law and notwithstanding any information received pursuant to a notice served under section 793 of the 2006 Act, the Company shall not recognise any person as holding any share upon any trust and shall not be bound by or be compelled in any way to recognise, even when having notice thereof, any equitable, contingent, future or partial interest in any share or, save as provided by these Articles, any interest in any
No trusts recognised

Articles of Association

fractional part of a share, or any other rights in respect of any share save an absolute right to the entirety thereof in the registered holder.

6.02	The Company shall not be bound to register more than four persons as the joint holders of any share.	Joint holders

Certificates

7.01
(A) Subject to the Statutes, the Uncertificated Securities Regulations, the rules of any relevant system and these Articles, a person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive within the earlier of:
Issue of certificates

(a) any time required by the listing rules of the UKLA; and

(b) two months of allotment or lodgement of a transfer to him of those shares or within two months after the relevant Operator instruction is received by the Company (or within any other period as the terms of issue of the shares provide)

one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares.

(B) Where a Member (other than a recognised person) transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.

(C) The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

(D) A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under a seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of allotment or issue of the shares and the requirements of the UKLA.

7.02
(A) Where a Member holds two or more certificates for shares of one class, the Board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated shares of that class.
Replacement of certificates

(B) At the request of a Member, the Board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the Member may specify), on surrender of the original certificate and on payment of such reasonable sum as the Board may decide.

(C) Where a certificate is worn out, defaced, lost or destroyed, the Board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity and to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity as the Board may decide, and on surrender of the original certificate (where it is worn out or defaced).

Articles of Association

Share Warrants to Bearer

8.01
Subject to any statutory restrictions for the time being in force, the Company may issue share warrants with respect to any shares which are fully paid up upon a request in writing by the relevant Member. The request shall be in such form, and authenticated by such statutory declaration or other evidence as to identity of the person making the same, as the Board shall from time to time require.
Power to issue

8.02
Before the issue of a share warrant the certificate (if any) for the shares intended to be included in it shall be delivered up to the Company, and the applicant shall pay to the Company the amount of the stamp duty on such warrant. A share warrant shall be issued within fourteen days of the deposit being made.
Requirements

8.03
Share warrants shall state that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other moneys on and for the distribution of other benefits in respect of the shares included therein.
Form

8.04
Subject to the provisions of the Statutes and of these Articles, the bearer of a share warrant shall be deemed to be a Member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the Register as the holder of the shares specified in such warrant.
Rights attaching to share warrants

8.05
No person shall as bearer of a share warrant be entitled to attend or vote or exercise in respect thereof any of the rights of a Member at any general meeting of the Company, or sign any requisition for, or give notice of intention to submit a resolution to, a meeting, unless three days at least before the day appointed for the meeting in the first case, and unless before the requisition or notice is left at the Registered Office in the second case, he shall have deposited the share warrant in respect of which he claims to act, attend or vote as aforesaid at the Registered Office or such other place as the Board appoints, together with a statement in writing of his name and address, and unless the share warrant shall remain so deposited until after the meeting or any adjournment thereof shall have been held.
Rights to attend general meetings

8.06	Not more than one name shall be received as that of the holder of a share warrant.	Number of holders

8.07
There shall be delivered to the person so depositing a share warrant a voting certificate stating his name and address and describing the shares represented by the share warrant so deposited by him, and such certificate shall entitle him, or his proxy duly appointed, to attend and vote at any general meeting in the same way as if he were the registered holder of the shares specified in the certificate. Upon delivery up of the said certificate to the Company, the share warrant in respect whereof it shall have been given shall be returned.
Voting certificate

8.08	No person as bearer of any share warrant shall, save as aforesaid, be entitled to exercise any of the rights of a Member without producing such warrant and stating his name and address.	Production

8.09
If any share warrant or coupon is worn out or defaced, the Board may, upon the surrender thereof for cancellation, issue a new one in its stead, and if any share warrant or coupon is lost or destroyed, the Board may issue a new one in its stead upon being satisfied beyond reasonable doubt that the original has been destroyed, and, subject as aforesaid, in either case on such terms (if any) as to evidence and indemnity and the payment of the out-of- pocket expenses of the Company of investigating evidence as the Board thinks fit.
Renewal

8.10
The shares included in any share warrant shall be transferred by the delivery of the warrant without any written transfer and without registration, and to shares so included the provisions herein contained with reference to the transfer of, and to the lien of the Company on, shares shall not apply.
Transfer

Articles of Association

8.11
Upon the surrender of his share warrant to the Company for cancellation the bearer of a share warrant shall be entitled to have his name entered as a Member in the Register in respect of the shares included in the warrant, but the Company shall not be responsible for any loss incurred by any person by reason of the Company entering in the Register upon the surrender of a warrant the name of any person not the true and lawful owner of the warrant surrendered. A share certificate for the share warrant so surrendered shall be issued within fourteen days of deposit of the warrant.
Surrender

Calls on Shares

9.01
The Board may from time to time make calls on the Members in respect of any moneys unpaid on their shares or on any class of their shares, whether on account of the nominal value of the shares or by way of premium, and not by the conditions of allotment thereof made payable at fixed times. Each Member shall, subject to his having been given at least fourteen days’ notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on his shares. A call may be made payable by instalments, may be revoked by the Board before receipt by the Company of any sum due thereunder or postponed as the Board may decide and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.
Calls

9.02	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.	Joint holders

9.03
If a sum called in respect of a share or an instalment thereof is not paid on or before the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the day of actual payment at such rate as the Board may decide, but the Board shall be at liberty to waive payment of such interest wholly or in part.
Interest

9.04
Any sum which by the terms of issue of a share becomes payable on allotment or at any prescribed time, whether on account of the nominal value of the share or by way of premium, or an instalment of a call, shall, for the purposes of these Articles, be deemed to be a call duly made and payable at the time when, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
Deemed calls

9.05
The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid on any shares held by him and, on all or any of the moneys so advanced, may, until the same would, but for such advance, become payable, pay interest at such rate as may be agreed between the Board and that Member. Except in a liquidation, sums paid in advance of calls shall not, until the same would, but for such advance, have become payable, be treated as paid up on the shares in respect of which they have been paid.
Payments in advance of calls

Articles of Association

Forfeiture of Shares

10.01
If the whole or any part of any call or instalment of a call in regard to a share is not paid on or before the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the Member in whose name the share is registered (or on any person entitled thereto by transmission) requiring payment of so much of the call or instalment as is unpaid, together with any interest and expenses which may have accrued by reason of such non-payment.
Forfeiture notice

10.02
The notice shall name a further day (not earlier than the expiration of seven days from the date of service of the notice) on or before which the payment required by the notice is to be made. It shall also name the place where payment is to be made and shall state that, in the event of non-payment on or before the day appointed, the share in respect of which the payment was due will be liable to be forfeited.
Requirements of notice

10.03
If the requirements of the notice are not complied with, any share in respect of which the notice was given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.
Forfeiture on non-compliance

10.04
The forfeiture of a share shall include all dividends in respect of that share not actually paid before the forfeiture, notwithstanding that they shall have been declared or made payable prior to the forfeiture.
Unpaid dividends included

10.05
Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company, no voting rights shall be exercised in respect thereof and the Board may within three years of such forfeiture sell, re-allot or otherwise dispose of the same on such terms and in such manner as the Board thinks fit and, in the case of re-allotment, with or without any money paid thereon by the former holder being credited as paid thereon. Any share not disposed of within the foregoing period of three years from the date of forfeiture shall thereupon be cancelled in accordance with the provisions of the Statutes. At any time before a sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the Board thinks fit.
Disposal

10.06
The Company may receive any consideration given for the share on any such sale, re-allotment or other disposal thereof and, to give effect to any such sale or other disposal, the Board may authorise some person to execute a transfer of the share in favour of the person to whom the share is to be sold or otherwise disposed of. The transferee or allottee shall thereupon be registered as the holder of the share and shall not be bound to see to the application of any consideration nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or other disposal thereof.
Consideration

10.07
A person whose share has been forfeited shall cease to be a Member in respect of that share (or to be entitled to be registered as the holder thereof by transmission) and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall, notwithstanding, remain liable to pay to the Company all moneys which were, at the date of forfeiture, payable by him to the Company in respect of the share, with interest thereon at such a rate as the Board thinks fit from the date of forfeiture until payment, but the Board shall be at liberty to waive such payment either wholly or in part.
Cesser of membership

Articles of Association

10.08
Notice of forfeiture of any share shall be given to the person who, prior to the forfeiture, was registered as the holder thereof or, at the option of the Board, to any person who was entitled to be so registered by transmission. Such notice may be given in any manner in which, prior to the forfeiture, notices might have been given to such person. An entry of the forfeiture and the date thereof shall be made in the Register opposite to the share. No forfeiture shall be invalidated in any way by any omission or neglect to give such notice or to make such entry.
Notice of forfeiture

10.09
A statutory declaration that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of an instrument of transfer if the same be required) constitute a good title to the share.
Proof of forfeiture

10.10
The Board may accept the surrender of any share which it is in a position to forfeit. The same consequences shall flow from the surrender as if the share had been effectively forfeited by the Board. In particular, any surrendered share may be disposed of in the same manner as a forfeited share.
Surrender of share liable to forfeiture

Lien on Shares

11.01
The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share and, subject to the Statutes, the Company shall also have a first and paramount lien on every share (not being a fully paid share) standing registered in the name of a single Member for all the debts and liabilities of such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company’s lien (if any) on a share shall extend to all dividends payable thereon. The Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. Unless otherwise agreed with the transferee, the registration of a transfer of the share shall operate as a waiver of the Company’s lien (if any) on that share.
Company’s lien

11.02
The Company may sell, in such manner as the Board thinks fit, any share on which the Company has a lien, but no such sale shall be made unless some amount in respect of which the lien exists is presently payable and until a written notice, stating and demanding payment of such amount, has been given to the Member or to the persons (if any) entitled thereto by transmission and default in payment has been made by him or them for fourteen days after service of such notice.
Power of sale

11.03
To give effect to any such sale, the Board may authorise some person to execute a transfer of the share in favour of the purchaser thereof. The purchaser shall be registered as the Member and shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.
Transfer of shares pursuant to power of sale

Articles of Association

11.04
A statutory declaration that the declarant is a Director or the Secretary of the Company and that a share on which the Company had a lien has been sold pursuant to the Company’s due exercise of the power of sale conferred by Article 11.02 shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale or disposal thereof together with the share certificate delivered to a purchaser thereof shall (subject to the execution of an instrument of transfer if the same be required) constitute a good title to the share.
Proof of due exercise of power of sale

11.05
The net proceeds of any such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue (if any) shall (subject to a like lien for sums not presently payable as existed on the share before the sale) be paid to the person who was, immediately prior to the sale, entitled to the share.
Proceeds of sale

Transfer of Shares

12.01
Subject to such of the restrictions in these Articles as may apply, any Member may, without payment of any fee, transfer all or any of his certificated shares by written instrument, in any usual common form or in any other form which the Board may approve, executed by or on behalf of the transferor and, in the case of a transfer of a share not fully paid, by or on behalf of the transferee.
Execution of share transfers

12.02	A Member may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations.	Transfer of uncertificated shares

12.03
An authority to sign an instrument or instruments of transfer granted by a Member for the purpose of transferring shares which may be lodged with or produced or exhibited to the Company at the Transfer Office shall, as between the Company and the Member, be taken and be deemed to continue and remain in full force and effect, and the Company may allow it to be acted on, until such time as express written notice of its revocation has been given and lodged at the Transfer Office. Even after the giving and lodging of such notice, the Company shall be entitled to give effect to any instrument signed under the authority to sign and certified by any officer of the Company as bearing a date earlier than the giving and lodging of such notice. The Company shall not be bound to allow the exercise of any act or matter by an agent for a Member unless a duly certified copy of such agent’s authority has been deposited with the Company.
Authorities to sign transfers

12.04	The transferor, if on the Register, shall be deemed to remain the Member until the name of the transferee is entered in the Register in respect thereof.	Transferor deemed Member until registration of transfer

12.05	The Board may, in its absolute discretion, decline to register the transfer of any certificated share if any of the following conditions is not fulfilled:	Board’s powers to decline registration

(A) that the instrument of transfer, duly stamped, is deposited at the Transfer Office or at such other place as the Board may direct, accompanied by the certificate for the shares to which it relates, such other evidence as the Board reasonably requires to show the transferor’s right to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so, if not previously deposited with the Company;

(B) that the instrument of transfer relates to only one class of share; and

(C) that the transfer is in favour of a sole transferee or of not more than four joint transferees, except that in the case of a transfer by a Stock Exchange Nominee, the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

Articles of Association

12.06
(A) The Board may also, in its absolute discretion, decline to register the transfer of any share (not being a fully paid share) on which the Company has a lien or in favour of a transferee of whom it does not approve provided that where any such shares are admitted to the Official List of the UKLA, such discretion may not be exercised in such a way as to prevent dealings in the shares of a class from taking place on an open and proper basis, and the Board may also decline to register any person as the holder of less than one share.
Board’s further power to decline registration

(B) If the Board refuses to register a transfer of certificated shares it shall, as soon as practicable but in any event within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal together with its reasons for the refusal.

(C) Subject to the requirements of the UKLA, the Company shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form in accordance with the Uncertificated Securities Regulations, but so that the Board may refuse to register such a transfer in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Securities Regulations.

(D) If the Board refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share it shall, as soon as practicable but in any event within two months after the date on which the transfer instruction relating to such transfer was received by the Company, send notice of the refusal to the transferee together with its reasons for the refusal.

12.07
The Company may, subject to Article 12.10, retain all instruments of transfer which have been registered. Any instrument of transfer which the Board has declined to register shall be returned to the transferee, unless the Board suspects fraud or forgery.
Retention of transfers

12.08
The registration of transfers may be suspended at such times and for such periods as the Board may from time to time decide, but such registration shall not be suspended for more than thirty days in any year.
Suspension of registration

12.09
No fee will be charged by the Company in respect of the registration of any probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or (subject as hereinafter in this Article provided) other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares. The Company shall be entitled, if the Board thinks fit, to charge such reasonable fee as the Board shall determine for the acceptance and operation of designated accounts in the Register.
Fees

12.10	(A) The Company shall be entitled to destroy the following documents at the following times:	Destruction of documents

(i) registered instruments of transfer at any time after the expiration of six years from the date of registration thereof;

(ii) allotment letters at any time after the expiration of six years from the date of issue thereof;

Articles of Association

(iii) dividend mandates, powers of attorney, grants of probate and letters of administration at any time after the account to which the relevant mandate, power of attorney, grant of probate or letters of administration related has been closed;

(iv) notifications of change of address at any time after the expiration of two years from the date of recording thereof; and

(v) cancelled share certificates at any time after the expiration of one year from the date of the cancellation thereof.

(B) It shall conclusively be presumed in favour of the Company:

(i) that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made; and

(ii) that every such document so destroyed was valid and effective and had been duly and properly registered, cancelled or recorded, as the case may be, in the books or records of the Company.

(C) The provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant.

(D) Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article.

(E) References herein to the destruction of any document include references to the disposal thereof in any manner.

12.11
(A) The Company shall be entitled to sell at the best price reasonably obtainable the shares of a Member or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, mental disorder, operation of law or any other event if and provided that:
Untraced shareholders

(i) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the later thereof) all warrants and cheques in respect of dividends and in respect of the shares in question sent in the manner authorised by these Articles (not being less than three in number) have remained uncashed; and

(ii) the Company shall on expiry of the said period of twelve years have inserted advertisements, both in a leading daily newspaper with national circulation and in a newspaper circulating in the area of the address at which service of notices upon such Member or other person may be effected in accordance with these presents, giving notice of its intention to sell the said shares; and

(iii) during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received indication neither of the whereabouts nor of the existence of such member or person.

Articles of Association

(B) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the Member or person entitled by transmission to such shares. The net proceeds of sale shall belong to the Company  hich shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Board may from time to time think fit. The transferee shall not be bound to see to the application of the purchase money nor shall his title to any shares be affected by any irregularity or invalidity in the proceedings relating to the sale thereof.

Transmission of Shares

13.01
In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing in these Articles shall release the estate of the deceased Member from any liability, whether sole or joint, in respect of any share which has been solely or jointly held by him.
Transmission on death

13.02
Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon production of such evidence of his right as the Board may require, and subject as hereinafter provided, elect either to be registered himself as a Member or to have some person nominated by him registered as a Member in respect of the share.
Registration of personal representatives, trustees in bankruptcy or their nominees

13.03
If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him, stating that he so elects. For all purposes of these Articles relating to the registration of transfers of shares, such notice shall be deemed to be a transfer, and the Directors shall have the same power of refusing to give effect thereto by registration as if the event upon which the transmission took place had not occurred and the notice were a transfer signed by the person from whom the title by transmission is derived.
Notice of election to be registered

13.04	(A) If a person so becoming entitled elects to have another person registered, he shall:	Registration of nominees

(a) if it is a certificated share, execute an instrument of transfer of the share to that person; or

(b) if it is an uncertificated share:

(i) procure that instructions are given by means of a relevant system to effect transfer of the share to that person; or

(ii) change the share to a certificated share and execute an instrument of transfer of the share to that person.

(B) All the provisions of the Articles relating to the transfer of certificated shares apply to the notice (referred to in Article 13.03) or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the Member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

13.05
A person becoming entitled to a share by reason of the death or bankruptcy of a Member (upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share) shall be entitled to, and may give a discharge for, any dividends and other advantages to which he would be entitled if he were the registered holder of the share save that he shall not, before registration as a Member in respect of the share, be entitled in respect of it to exercise any rights conferred by membership in relation to meetings of the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.
Rights of unregistered personal representatives and trustees; Board’s right to request registration or transfer

Articles of Association

Shares of No Par Value

14.01
If and whenever the Statutes so permit, the Company in general meeting may create or may convert fully paid shares into shares of no par value. Such shares shall have such rights of voting, to dividend and in a liquidation of the Company and otherwise as the meeting resolving upon their creation or the conversion may determine or in default of such determination as the Board may resolve. Any such shares and any such creation or conversation shall be subject to such terms, restrictions or conditions as may be prescribed or imposed by or pursuant to the Statutes.
Shares of no par value

Articles of Association

PART III – GENERAL MEETINGS

General Meetings

15.01	The Company shall hold a general meeting as its annual general meeting in each period of 6 months beginning with the day following the Company’s accounting reference date.	Annual General Meetings

Convening and Notice of Meetings

16.01
The Board shall convene a general meeting as its annual general meeting. The Board may convene a general meeting of the Company whenever it thinks fit. The time and place of any annual general meeting or other general meeting called by the Board shall be decided by the Board.
Convening of meetings

16.02
(A) The Board will convene a general meeting upon receiving requests to do so from Members representing at least 10 per cent of such of the paid-up capital of the Company as carries the right of voting at general meetings (excluding any paid-up capital held as treasury shares).

(B) A request to call a general meeting must state the general nature of the business to be dealt with at the proposed meeting. A request may include the text of a resolution that may be properly moved at the proposed meeting, in accordance with section 303 of the 2006 Act. A request must be in hard copy or electronic form and must be authenticated by the person or persons making it.

(C) If the Board fails to call a general meeting within 21 days from the date on which sufficient requests were received by the Company to make the directors subject to the requirements of this Article (the “Request Date”) or otherwise does not do so in accordance with section 304 of the 2006 Act, the Members who requested the meeting, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, which shall be for a date not more than three months after the Request Date.

16.03
The Board shall call any annual general meeting by at least 21 days’ notice, such notice to be given in accordance with these Articles. Any other general meeting of the Company will be called by at least 14 days’ notice, such notice to be given in accordance with these Articles. Where by any provision of the 2006 Act special notice is required of a resolution, the Company shall give notice of any such resolution in accordance with section 312 of the 2006 Act. The calculation of a period of notice under this Article shall exclude the day of the relevant meeting and the day on which the relevant notice of meeting is given.
Notice

16.04	The notice convening a general meeting shall state:	Contents of notice

(A) whether the meeting is an annual general meeting;

(B) the place, the day and the hour of meeting and the general nature of that business;

(C) if the meeting is convened to consider a special resolution, the intention to propose the resolution as a special resolution; and

(D) with reasonable prominence, that each Member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend, speak and vote at any general meeting, and is entitled to appoint more than one proxy in relation to a meeting (provided that each proxy is appointed to exercise rights attached to a different share or shares held by the Member).

Articles of Association

16.05	Notice of every general meeting shall be given in any manner authorised by these Articles to:	Persons entitled to notice

(A) every Member holding shares conferring the right to attend and vote at the meeting who, at the time of the convening of the meeting, has paid all calls or other sums presently payable by him in respect of all shares held by him (whether as sole or joint holder), save those Members who, pursuant to Article 32.06, are not entitled to receive notices from the Company;

(B) the Auditors; and

(C) the Directors,

and the accidental failure to give notice of a general meeting or a resolution intended to be moved at a general meeting to, or the non-receipt of such notice or resolution by, any person entitled to receive the same shall be disregarded for the purpose of determining whether notice of the meeting or resolution (as the case may be) is duly given.

16.06
If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another time and place. When a meeting is so postponed, notice of the time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting is not required.
Postponement of meetings

Constitution of Meetings

17.01
No business shall be transacted at a general meeting unless the requisite quorum is present at the commencement of the business. Save as otherwise provided by these Articles, the quorum for all purposes of a general meeting shall be ten persons present and entitled to vote upon the business to be transacted, each being a Member of the Company, a person authorised to act as a representative (in relation to the meeting) of a corporation that is a Member or a person appointed as a proxy of a Member in relation to the meeting, except that two persons only acting as representatives of a single corporation that is a Member or two persons only appointed as proxies of a single Member shall not constitute a requisite quorum.
Quorum

17.02
If within thirty minutes after the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such other day and such time and place (if not specified in the notice convening the meeting) as the chairman of the meeting may determine, and in the latter case not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. If at such adjourned meeting a quorum is not present, those Members who are present in person or by proxy shall be a quorum and may transact the business for which the meeting was called.
No quorum

17.03
The chairman of the Board shall be entitled to take the chair at every general meeting. If there shall be no chairman of the Board or if the chairman of the Board shall not be present within fifteen minutes after the time fixed for the commencement of the meeting or if he shall decline to take or shall not be present within fifteen minutes after the time fixed for the commencement of the meeting or if he shall decline to take or shall retire from the chair, the deputy chairman or the senior of the deputy chairmen present and willing to act may take the chair, and in default, the vice chairman or the senior of the vice-chairmen present and willing to act may take the chair, and, in default, the Directors present may choose one of their number to be chairman of the meeting and, if the Directors do not so choose, the Members present and entitled to vote may choose a Director or, if no director is present or if all the Directors present decline to take the chair, one of their number to be the chairman of the meeting.
Chairman

Articles of Association

Seniority as between several deputy chairmen or as between several vice-chairmen shall be determined (in the absence of any specific determination to the contrary by the Board) by reference to the time when each was first appointed to the office of deputy chairman or vice-chairman as the case may be.

17.04
The chairman of the meeting at which a quorum is present may with or without the consent of the meeting and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned without fixing a date for a future meeting, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for thirty days or more or without fixing a date for a future meeting, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
Adjournments and notices of adjourned meetings

17.05
In accordance with the Statutes, any corporation which is a Member may authorise a person or persons to act as its representative or representatives at any meeting of the Company or of any class of Members.
Companies acting by representatives

17.06	A Director shall, notwithstanding that he is not a Member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.	Directors’ right to be present

17.07
If it appears to the chairman that the meeting place is inadequate to accommodate all Members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able to (i) participate in the business for which the meeting has been convened, (ii) hear and see all persons present (whether by use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and (iii) be heard and seen by all other persons present in the same way.
Accommodation of Members at meetings

17.08
The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting, including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The Board may authorise one or more persons, who shall include a director or the secretary or the chairman of the meeting to (i) refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions and (ii) eject from a meeting any person who causes the proceedings to become disorderly.
Security at meetings

Articles of Association

Voting

18.01	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless, on or before the declaration of the result of the show of hands, a poll is demanded:	Show of hands unless poll demanded

(A) by the chairman of the meeting; or

(B) by at least five Members entitled to vote on the resolution present in person or by proxy; or

(C) by one or more Members present in person or by proxy representing not less than 10 per cent of the total voting rights of all the Members entitled to vote on the resolution, or

(D) by one or more Members present in person or by proxy and holding shares in the Company conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than 10 per cent. of the total sum paid up on all the shares conferring that right; or

(E) by any Member present in person or by proxy in the case of a resolution approving an off-market purchase of the Company’s own shares pursuant to section 164 of the Act.

Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution on a show of hands has or has not been passed, or passed by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the meeting and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

18.02
If a poll is demanded as aforesaid, it shall be taken in such manner (including the use of ballot or voting papers) and at such time and place as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman may (and, if directed by the meeting or by members exercising their rights pursuant to section 342 of the 2006 Act, shall) appoint an independent assessor (who need not be a Member) and may adjourn the meeting to some time and place for declaring the result of a poll or may direct that the result may appear in at least one daily newspaper with national circulation. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. No poll shall be demanded on the election of a chairman of the meeting and no notice need be given of any poll not taken immediately unless the date fixed for taking the same is fourteen days or more after the date of the meeting, in which case notice shall be given in the same way as a notice convening a general meeting.
Conduct of poll

18.03
(A) If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than to correct a patent error) may be considered or voted upon unless at least forty-eight hours prior to the time appointed for holding the meeting at which such resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Registered Office or, notwithstanding that such notice has not been given, it is proposed by or, in his absolute discretion, is permitted by the chairman of the meeting.
Amendments to resolutions

Articles of Association

(B) No resolution, other than one proposed by the chairman of the meeting, may be proposed or considered or voted upon at any general meeting unless at least forty-eight hours prior to the time appointed for holding the meeting, notice in writing of the terms of the resolution and the intention to propose the same has been lodged at the Registered Office.

18.04
In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any vote or votes to which he may be entitled as a Member or as proxy for a Member.
Casting vote

18.05
Subject to any special rights or restrictions attached to any class of shares and to the provisions of these Articles, on a show of hands every Member present in person or by proxy shall have one vote and on a poll every Member present in person or by proxy shall have one vote for each 25p in nominal amount of share capital held by him. A person entitled to more than one vote on a poll need not use all his votes or cast all his votes in the same way.
Votes of Members

18.06
Any one of joint holders of any share may vote at any general meeting, either personally or by proxy, in respect of that share as if he were sole owner thereof and, if more than one of such joint holders is present at any general meeting personally or by proxy, that one of the said persons so present whose name stands first on the Register in respect of that share shall alone be entitled to vote in respect thereof.
Joint holders

18.07
A Member in respect of whom an order has been made by any court claiming jurisdiction (whether in the United Kingdom or elsewhere) in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs may vote, whether on a show of hands or on a poll, by such guardian, receiver or other person appointed by such court, and any such guardian, receiver or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be received at the Transfer Office, or at such other place as is specified in the notice convening the meeting for the deposit or receipt of proxies, or in any other manner specified in these Articles for the appointment of a proxy not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.
Votes of legal guardians

18.08
No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.
Objection to admissibility of votes

Articles of Association

18.09
(A) No Member shall, unless the Board otherwise determines, be entitled in respect of shares held by him to vote either personally or by proxy at a general meeting or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.
Disenfranchisement

(B) If any Member, or any other person appearing to be interested in shares in the Company held by such Member, has been duly served with a notice under section 793 of the 2006 Act and is in default for the prescribed period in supplying to the Company the information thereby required, then the Board may in its absolute discretion at any time thereafter by notice (a “direction notice”) to such Member direct that in respect of the shares in relation to which the default occurred (the “default shares”) (which expression shall include any further shares which are issued in respect of such shares) the Member shall not be entitled to vote either personally or by proxy at a general meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company.

(C) Where default shares represent at least 0.25 per cent. of the issued shares of that class (excluding any shares of that class held as treasury shares), then the direction notice may additionally direct that:

(i) any dividend (or part thereof) or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member; and/or

(ii) no transfer of any of the certificated shares held by such Member shall be registered unless:

(a) the Member is not himself in default as regards supplying the information required; and

(b) the transfer is of part only of the Member’s holding and when presented for registration is accompanied by a certificate by the Member in a form satisfactory to the Board to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are default shares.

For the purpose of enforcing the sanction in paragraph 18.09(C)(ii), the Board may give notice to the Member requiring the Member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the Member may not change any default shares held in certificated form to uncertificated form. If the Member does not comply with the notice, the Board may authorise any person to change default shares held in uncertificated form to certificated form in the name and on behalf of the Member.

(D) The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the direction notice, but the failure or omission by the Company to do so shall not invalidate such direction notice.

(E) (i) Save as herein provided, any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and for a period of one week thereafter provided that the Board may, at the request of the Member concerned, reduce or waive such one week period if they think fit.

Articles of Association

(ii) Any direction notice shall cease to have effect in relation to any shares which are transferred by such Member by means of an approved transfer.

(F) For the purpose of this Article:

(i) a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification under the said section 793 which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii) the prescribed period is 28 days from the date of service of the notice under the said section 793 except that if the default shares represent at least 0.25 per cent. of the issued shares of that class, the prescribed period is 14 days from such date; and

(iii) a transfer of shares is an approved transfer if:

(a) it is a transfer of shares to an offer or by way or in pursuance of acceptance of a take-over offer for a company (within the meaning of section 974 of the 2006 Act)

(b) the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the Member and with other persons appearing to be interested in such shares; or

(c) the transfer results from a sale made through a recognised investment exchange as defined in Part XVIII of the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

Proxies

19.01
A Member may appoint more than one proxy in relation to a general meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that Member. A form of proxy shall be in any usual form or in any other form which the Board may approve. A form of proxy shall, unless otherwise stated, also be valid for any adjournment of the meeting to which it relates. When two or more valid but differing forms of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which form of proxy was last validly delivered or received, none of them shall be treated as valid in respect of that share.
Form of proxy

19.02	(A) Subject to the Statutes, a form of proxy may be validly sent or supplied to the Company in hard copy or electronic form in accordance with this Article.	Hard copy or electronic form of proxy

(B) A form of proxy in hard copy shall be given in writing under the hand of the appointor or his duly authorised attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

Articles of Association

(C) The Board may accept a form of proxy received in electronic form on such terms and subject to such conditions as it considers fit. The Board may require the production of any evidence it considers necessary to determine the validity of such form of proxy.

19.03	The form of proxy and the power of attorney or other written authority (if any) under which it is executed, or a notarially certified copy of that power of attorney, shall be:	Appointment of proxy

(A) if in hard copy form, deposited at the Transfer Office or at such other place within the United Kingdom as is specified for that purpose in the notice convening the meeting; or

(B) if in electronic form, sent or supplied by electronic means to the address specified for the purpose:

(a) in the notice convening the meeting; or

(b) in any form of proxy sent out by the Company in relation to the meeting; or

(c) in any invitation (sent or supplied by electronic means) to appoint a proxy issued by the Company in relation to the meeting,

not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the form of proxy proposes to vote or, in the case of a poll taken more than 48 hours after it was demanded, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the form of proxy shall not be treated as valid provided that a form of proxy relating to more than one meeting (including any adjournment thereof) having been so delivered for the purposes of any meeting shall not require again to be received for the purposes of any subsequent meeting to which it relates. No form of proxy shall be valid after the expiration of twelve months from the date of its execution or, in the case of an appointment of proxy sent or supplied in electronic form, for twelve months from the date of its so being sent or supplied or, in each case, for such duration as may be specified by the Board.

19.04
The form of proxy shall be deemed to confer authority to exercise all or any of the rights of the appointing Member to attend and to speak and vote at a general meeting of the Company, and the appointment of a proxy to vote on a matter authorises the proxy to demand, or join in demanding, a poll on that matter at a meeting of the Company.
Authority of proxy

19.05
(A) A notice of termination of a proxy may be sent or supplied to the Company, or such other person as the Board may direct from time to time, in hard copy or electronic form, to the address specified for that purpose:
Termination of proxy

(i) in any notice convening a general meeting;

(ii) in any form of proxy sent out by the Company in relation to a meeting; or (iii) by the Board from time to time.

The notice of termination will not affect whether the person identified in the notice of termination counts in deciding whether there is a quorum at a meeting, or the validity of anything done by that person as chairman of a meeting, or the validity of a poll demanded by that person at a meeting, or the validity of a vote given by that person unless the Company or other person specified by the Board receives the notice of termination prior to the commencement of the meeting or adjourned meeting or the time appointed for taking the poll at which the proxy is used.

Articles of Association

(B) A vote given in accordance with the terms of a form of proxy shall be treated as valid notwithstanding the previous death or insanity of the principal or revocation of the power of attorney or other authority (if any) under which the form of proxy was executed, provided that no written intimation of such death, insanity or revocation has been received at an address specified in (A) above, before the commencement of the meeting or adjourned meeting or the time appointed for taking the poll at which the proxy is used.
Validity of votes given by proxy

19.06	The Board may at the cost of the Company issue forms of proxy for use by Members with or without inserting therein the names of any of the Directors.	Issue of forms of proxy

Articles of Association

PART IV - DIRECTORS AND OTHER OFFICERS

Directors

20.01	Unless and until the Company in general meeting by ordinary resolution otherwise determines, the number of the Directors shall not be less than six nor more than twenty.	Number

20.02
The Company may in general meeting by ordinary resolution increase or reduce the maximum and the minimum number of the Directors and determine in what rotation the increased or reduced number is to go out of office.
Alteration of number

20.03	A Director shall not be required to hold any shares of the Company by way of qualification.	Share qualification

20.04
The Directors as a body shall be paid remuneration for their services as such at a rate not exceeding £1,500,000 per annum to be determined by the Board from time to time or at such other rate as the Company in general meeting by ordinary resolution may from time to time determine, and such remuneration shall be divided amongst them in such proportions and manner as the Board shall determine and, in default of such determination, equally. The remuneration payable under this Article shall accrue from day to day.
Renumeration

20.05
A Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by him in or about the performance of his duties of a Director, including any expenses incurred in attending meetings of the Board or of Committees of the Board or general meetings, whether incurred in the United Kingdom or in any overseas country.
Expenses

20.06
If in the Board’s opinion it be desirable that a Director should make any special journeys or perform any special services on behalf of the Company or its business, such Director shall be entitled to be paid such reasonable additional remuneration, by way of salary, percentage of profits or otherwise, as the Board may from time to time decide.
Renumeration for special services

20.07
Without prejudice to the provisions of Article 29.01 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any Subsidiary Undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, Subsidiary Undertaking or pension fund.
Liability and indemnity insurance

Appointment, Retirement and Disqualification of Directors

21.01
At each annual general meeting one-third of the Directors or, if their number is not a multiple of three, the number nearest to one-third, shall retire from office provided always that all Directors subject to the requirement to retire by rotation shall so retire no later than the conclusion of the third annual general meeting following the date of their last appointment or reappointment, as the case may be. A Director retiring at any general meeting shall hold office until the conclusion of that meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost (in which event he shall cease to hold office immediately) and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break. A retiring Director shall be eligible for re-election.
Retirement of Directors of rotation

Articles of Association

21.02
The Directors so to retire shall be those who have been longest in office; As between two or more Directors who have been in office for an equal length of time, the Director to retire shall, in default of agreement between them, be decided by lot. The length of time for which a Director has been in office shall, if he has previously vacated office, be computed from his last appointment.
Which Directors to retire

21.03
Subject to Article 21.08, the Company, at the meeting at which a Director retires as aforesaid, may fill the vacated office by electing a person thereto and, in default, the retiring Director shall, if offering himself for re-election, be deemed to have been reelected, unless at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-election of that Director is put to such meeting and lost. A person vacating office under section 291 of the Act shall be incapable of being re-appointed a Director until he has obtained his qualification and a person having ceased to be a Director under paragraph (B) of Article 21.09 shall be incapable of being re-appointed at any time.
Election to vacated office

21.04	Subject to Articles 20.01 and 21.08, the Company in general meeting may elect an additional Director or additional Directors.	Company’s power to elect additional Directors

21.05
Subject to section 168 of the 2006 Act, the Company in general meeting may by ordinary resolution, of which special notice has been given under section 312 of the 2006 Act, remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between him and the Company. Such removal shall be without prejudice to any claim which such Director may have arising under or by virtue of any such agreement.
Removal of Directors

21.06
Subject to Article 21.08, the Company in general meeting may by ordinary resolution, of which special notice has been given under section 312 of the 2006 Act, if applicable, elect another person in place of a Director removed from office under Article 21.05. A person so elected shall hold office during such time as the Director, in whose place he is elected, would have held such office if he had not been removed but shall be eligible for reelection.
Power to appoint additional Directors

21.07
The Board may appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for election, but he shall not be taken into account in determining the retirement of Directors by rotation at such meeting.
Board’s powers to appoint new Directors

21.08
No person who is not a retiring Director shall, unless recommended by the Board, be eligible for election as a Director at any general meeting unless, not less than seven nor more than twenty-one clear days before the date appointed for the meeting, there has been left at the Registered Office written notice, signed by a Member entitled to attend and vote at the meeting, of his intention to propose such person as a Director and written notice, signed by that person, of his willingness to serve as a Director.
Eligibility for election

Articles of Association

21.09	The office of a Director shall be vacated:	Vacation of office

(A) if by written notice to the Company he resigns from his office of Director; or

(B) if at a meeting of the Board specially convened for the purpose of considering the same a resolution to the effect that he cease to be a Director shall be passed by a majority consisting of not less than three-quarters of the whole number of Directors; or

(C) if, without the consent of the Board, he is absent from meetings of the Board during a continuous period of six months and the Board resolves that his office be vacated, but so that, if he holds an appointment to an executive office which thereby automatically determines, such removal shall be deemed to be an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company; or

(D) if he is removed from office under Article 21.05; or

(E) if he is adjudged bankrupt or makes any arrangement or composition with his creditors; or

(F) if he shall become prohibited by law from acting as a Director; or

(G) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs.

A resolution of the Board declaring a Director to have vacated office as aforesaid shall be conclusive as to the fact and the grounds of vacation stated in the resolution.

Directors’ Interests

22.A.01
The provisions of this Article 22.A shall take effect only in accordance with Article 22.A.12. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company or arrangement or proposed arrangement with which the Company or any subsidiary is connected shall declare the nature of his interest at a meeting of the Board as required by section 317 of the Act.
Directors’ interests (until 1 October 2008)

22.A.02
In the case of a proposed contract or proposed arrangement the declaration shall be made at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at the date of the meeting interested in the proposed contract or arrangement, at the next meeting of the Board held after he became so interested. In a case where the Director becomes interested in a contract after it is entered into or an arrangement after it is made, the said declaration shall be made at the first meeting of the Board held after the Director becomes so interested.
Time of declaration

22.A.03
If the contract was entered into or the arrangement made or the proposed contract or arrangement was considered before the Director was appointed or elected, the said declaration shall be made at the first meeting of the Board following his appointment or election or, if he was not then aware of the existence of the contract or arrangement or proposed contract or arrangement, at the next meeting following his becoming so aware.
Directors’ interest before joining Board

Articles of Association

22.A.04
A general notice given to the Board by a Director to the effect that he is a member of a specified company or firm or that he is connected with a specified person within the meaning of section 252 of the 2006 Act and is to be regarded as interested in any contract or arrangement which may, after the date of the notice, be made with that company, firm or person (as the case may be) shall be deemed to be a sufficient declaration of interest in relation to any contract or arrangement so made; provided that no such notice shall be of effect unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given.
General notice

22.A.05
A Director shall not vote (nor shall he be counted in the quorum of the meeting in relation to any resolution on which he is debarred from voting) in respect of any contract or arrangement in which he (together with any person connected with him within the meaning of section 252 of the 2006 Act) is interested or any other proposal in which he (together with any person connected with him within the meaning of section 252 of the 2006 Act) has a material interest otherwise than by virtue of his interest in shares or debentures or securities of or in or through the Company and otherwise than is referred to in paragraph (D) below and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to:
Interested Directors precluded from voting

(A) any contract or arrangement for giving any Director any security or indemnity in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or

(B) any contract or arrangement for the giving by the Company or any of its subsidiaries of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security; or

(C) any contract or arrangement by a Director to underwrite shares or debentures or debenture or loan stock of the Company or any of its subsidiary undertakings; or

(D) any contract, transaction or arrangement with any other corporation or firm where the sole interest of a Director is that he is a director, member, partner, employee or creditor of, or is otherwise interested in, any such corporation or firm but does not, together with persons connected with him within the meaning of section 252 of the 2006 Act, have an interest (as that term is used in sections 820 to 825 of the 2006 Act) in one per cent. or more of any class of the issued equity share capital of such corporation or of any third corporation through which his interest is derived or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be material interest in all circumstances); or

(E) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme or employees share scheme under which he may benefit and which either has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes or does not award him any privilege or benefit not awarded to employees to whom such scheme relates; or

(F) any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors or for persons who include Directors.

Articles of Association

and this prohibition may at any time be suspended or relaxed to any extent, and either generally or in respect of any particular contract, arrangement or transaction, by ordinary resolution of the Company in general meeting.

22.A.06
A Director may hold any other office or place of profit (other than that of Auditor) under the Company or any other company in which the Company is in any way interested in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Board may determine, and no person shall be disqualified from appointment or election as a Director by reason of his holding any office or place of profit under the Company (other than that of Auditor). No Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, nor any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship established by his directorship.
Directors’ contracts with Company

22.A.07
Any Director may act by himself or his firm in a professional capacity (other than in the office of Auditor) for the Company or any other company in which the Company is in any way interested and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
Directors acting in professional capacity

22.A.08
A Director may be or become a director of any other company and no Director shall be accountable for any benefits derived as director or member of any other company even if the Company shall also be interested in that other company as shareholder or otherwise. The Board may exercise the voting rights conferred by the shares in any other company held or owned by the Company in such manner in all respects as the Board thinks fit, including the exercise of such voting rights in favour of any resolution appointing the Company or all or any of the Directors as directors or officers of such other company or providing for the payment of remuneration to the directors or officers of such other company. Without prejudice to any other provision of these Articles which would prohibit a Director from voting in respect of any contract or arrangement in which he is interested or any other proposal in which he has a material interest, any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be or be about to become a director or officer of such other company and as such or in any other manner is or may be interested in the exercise of such voting rights in manner aforesaid.
Directors and other companies

22.A.09
A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.
Director not to vote on his own appointment

22.A.10
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employment with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately, and in such case each of the Directors concerned (if not debarred from voting under paragraph (D) of Article 22.A.05) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.
Appointment of two or more Directors to be voted on separately

Articles of Association

22.A.11
If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting or if such question relates to the chairman, the deputy chairman or, if there be more than one, any one of them and his ruling in relation to any Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned as known to such Director have not been fairly disclosed.
Materiality of Director’s interest

22.A.12
The provisions of Article 22.B shall come into effect on the date upon which section 175 of the 2006 Act comes into force, at which point the provisions of this Article 22.A shall cease to have effect and shall be removed from these Articles.

22.B.01
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company or arrangement or proposed arrangement with which the Company or any subsidiary is connected shall declare the nature of his interest to the other Directors, subject to Article 22.B.05.
Directors’ interests (from 1 October 2008)

22.B.02
The Board may authorise any matter proposed or declared to it which would, if not so authorised, involve a breach of duty by a director under section 175(1) of the 2006 Act. In giving any authorisations under this Article, the Board may impose such limits or conditions as it thinks fit.
Authorisation by the Board

22.B.03	For the purposes of this Article 22.B, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

22.B.04	Any authorisation under Article 22.B.02 will be effective only if:

(A) any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other Director interested in the matter under consideration; and

(B) the matter was agreed to without such Director(s) voting or would have been agreed to if the votes(s) of such Director(s) had not been counted.

22.B.05	A Director need not declare an interest under this Article 22.B:

(A) if his interest cannot reasonably be regarded as likely to give rise to a conflict of interest;

(B) if, or to the extent that, the other Directors are already aware of it (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware);

(C) if, or to the extent that, his interest concerns terms of his service contract that have been or are to be considered by a meeting of the Directors or by a committee of the Directors appointed for the purpose under these Articles; or

(D) if the Director is not aware of his interest or is not aware of the contract, arrangement, transaction or proposal in question.

22.B.06
If a Director has declared to the Board the nature and extent of any direct or indirect interest of his where required in accordance with this Article 22.B or where no declaration of interest is required pursuant to Article the Director may (subject to compliance with any applicable requirements of the Acts), notwithstanding his office: (A) enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise directly or indirectly interested;

Articles of Association

(B) act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the Board may decide; and

(C) be a Director or other officer of, or employed by, or be otherwise interested in, any body corporate in which the Company is otherwise directly or indirectly interested.

22.B.07
A Director may not vote on or be counted in the quorum in relation to a resolution of the Board concerning a transaction or arrangement to which the Company is or is to be a party and in which he has a direct or indirect interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:
Interested Directors precluded from voting

(A) the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its Subsidiary Undertakings;

(B) the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its Subsidiary Undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(C) a transaction or arrangement concerning an offer of shares, debentures or other securities of the Company or any of its Subsidiary Undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub underwriting of which he is to participate;

(D) a transaction or arrangement to which the Company is or is to be a party concerning another company (including a Subsidiary Undertaking of the Company) in which he is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a "relevant company"), if he does not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the 2006 Act) representing one per cent or more of either any class of the equity share capital of or the voting rights in the relevant company;

(E) a transaction or arrangement for the benefit of the employees of the Company or any of its Subsidiary Undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

(F) a transaction or arrangement concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

22.B.08
A Director may not vote on or be counted in the quorum in relation to a resolution of the Board or committee of the Board concerning his own appointment (including, without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each Director. In that case, each of the Directors concerned (if not otherwise debarred from voting under this Article 22.B) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

Articles of Association

22.B.09
The Board may exercise the voting rights conferred by the shares in any other company held or owned by the Company in such manner in all respects as the Board thinks fit, including the exercise of such voting rights in favour of any resolution appointing the Company or all or any of the Directors as directors or officers of any such company or providing for the payment of remuneration to the directors or officers of such other company.

22.B.10
If a question arises at a meeting as to the materiality of a Director’s interest (other than the interest of the chairman of the meeting) or as to the entitlement of a Director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the Director concerned is conclusive and binding on all concerned.
Materiality of Directors’ interests

22.B.11
If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

22.B.12
A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a Director and in respect of which he owes a duty of confidentiality to another person. In particular:

(A) he will be under no obligation to disclose any such information to the Board or to any Director or other officer or employee of the Company; and

(B) any failure on his part to use or apply any such information in performing his duties as a Director will not constitute a breach by him of his duty under section 172 or section 174 of the 2006 Act.

However, to the extent that his relationship with that other person gives rise to an interest of his which conflicts, or possibly may conflict, with the interests of the Company, this Article 22.B.12 applies only if the existence of that relationship has been authorised by the Board pursuant to Article 22.B.02. This Article 22.B.12 is without prejudice to any equitable principle or rule of law which may excuse the Director from disclosing information in circumstances where disclosure would otherwise be required under this Article 22.B.

22.B.13
Where a Director finds himself in a situation in which he has an interest which conflicts, or possibly may conflict, with an interest of the Company, the general duties which he owes to the Company by virtue of sections 171 to 177 of the 2006 Act will not be infringed by anything done (or omitted to be done) in accordance with the following provisions. The Director may, for so long as he reasonably believes the situation subsists:

(A) absent himself from meetings of the Board or from the discussion of any matter at a meeting; and/or

(B) make such arrangements as he sees fit for board papers to be received and read by a professional adviser on his behalf; and/or

Articles of Association

(C) behave in any other way authorised by any guidance which may from time to time be issued by the Board.

22.B.14
For the purposes of this Article 22.B, any interest of a person who is for the purposes of the Acts connected with (within the meaning of section 252 of the 2006 Act) a Director is treated as the interest of the Director and, in relation to an alternate Director, the interest of his appointor is treated as the interest of the alternate Director in addition to any interest which the alternate Director otherwise has. This Article 22.B applies to an alternate Director as if he were a Director otherwise appointed.

22.B.15
A Director shall not be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(i) the acceptance, entry into or existence of which has been approved by the Board pursuant to Article 22.B.02 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(ii) which he is permitted to hold or enter into by virtue of Article 22.B.06,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the 2006 Act. No transaction or arrangement approved or permitted pursuant to this Article 22.B shall be liable to be avoided on the ground of any such interest or benefit.

22.B.16	The acceptance of a benefit from a third party by a Director will not constitute a breach of section 176 of the 2006 Act if:

(A) the receipt of the benefit is disclosed to and approved by the Board within a reasonable time of its receipt; or

(B) the amount or (where the benefit is not a cash sum) the value of the benefit is such that its acceptance cannot reasonably be regarded as likely to give rise to a conflict of interest,

even if the benefit was conferred by reason of his being a Director. For the purposes of this Article 22.B.16, the Board may from time to time prescribe an amount below which, in its view, the amount or value of a benefit is such that its acceptance cannot reasonably be regarded as likely to give rise to a conflict of interest.

22.B.17
Any declaration required by this Article 22.B may be made at a meeting of the Board or by notice in writing in accordance with section 184 of the 2006 Act or by general notice in accordance with section 185 of the 2006 Act or otherwise in accordance with section 177 of the 2006 Act.

22.B.18
Subject to the Acts, the Company may by ordinary resolution suspend or relax the provisions of this Article 22.B to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this Article 22.B.

Articles of Association

Powers and Duties of the Board

23.01
The business of the Company shall be managed by the Board which, in addition to all the powers and authorities by these Articles or otherwise expressly conferred on it, may exercise all such powers and do all such acts and things as may be exercised or done by the Company any as are not, by the Statutes or by these Articles, required to be exercised or done by the Company in general meeting, subject nevertheless to these Articles, to the provisions of the Statutes and to such directions (not inconsistent with these Articles and such provisions) as may be prescribed by the Company in general meeting. No such direction shall invalidate any prior act of the Board which would have been valid if that direction had not been prescribed. The provisions contained in any other Article as to any specific power of the Board shall not abridge the general powers given by this Article.
Management of the Company’s business

23.02
Any branch or kind of business which the Company is either expressly or impliedly authorised to undertake may be undertaken by the Board at such time or times as it thinks fit and may be allowed to be in abeyance, whether or not such branch or kind of business has been actually commenced, so long as the Board deem it expedient not to commence or proceed with the same.
What business may be undertaken

23.03
(A) Subject as hereinafter provided, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.
Borrowing powers

(B) The Board shall procure (but as regards Subsidiary Undertakings only in so far as by the exercise of voting and other rights, or powers of control exercisable by the Company in relation to its Subsidiary Undertakings they can procure) that the aggregate amount for the time being remaining undischarged of moneys borrowed or secured by the Company and/or any of its Subsidiary Undertakings (otherwise than inter se) shall not, without the previous sanction of the Company in general meeting, exceed twice the aggregate of Share Capital and Consolidated Reserves. For the purposes of the said limit the issue of debentures shall be deemed to constitute borrowing notwithstanding that the same may be issued in whole or part for a consideration other than cash.

(C) “Share Capital and Consolidated Reserves” means the aggregate of:

(i) the amount paid up or credited as paid up on the share capital of the Company; and

(ii) the aggregate amounts of the consolidated capital and revenue reserves (including share premium account, capital redemption reserve and profit and loss account) of the Company and its Subsidiary Undertakings all as shown by the then latest audited consolidated balance sheet of the Company and its Subsidiary Undertakings but:

(a) adjusted as may be appropriate in respect of (i) any subsequent variation in the paid up share capital or share premium account of the Company, and so that for this purpose if the Company has issued any shares for cash and the issue has been underwritten then the amount (including any premium) of the subscription moneys (not being moneys payable later than three months after the date of allotment) shall be deemed to have been paid up at the date when the underwriting became unconditional; (ii) any unconsolidated Subsidiary Undertaking; (iii) any companies which since the date of such balance sheet have become or have ceased to be Subsidiary Undertakings; and (iv) any companies which will become or cease to be Subsidiary Undertakings as a result of the transaction in relation to which the calculation falls to be made;

Articles of Association

(b) after making an appropriate deduction in respect of any distribution other than to the Company or another Subsidiary Undertaking out of profits earned prior to the date of such balance sheet and not provided for therein;

(c) deducting any amounts attributable to goodwill or other intangible assets;

(d) excluding any amounts set aside for taxation and any amounts attributable to minority interests in Subsidiary Undertakings;

(e) deducting a sum equivalent to any debit balance on profit and loss account; and

(f) after making such other adjustments (if any) as the Auditors may consider appropriate.

The certificate of the Auditors as to the amount of the Share Capital and Consolidated Reserves at any time shall be conclusive and binding upon all concerned.

(D) For the purposes of paragraph (B) of this Article, the following shall be deemed not to be borrowed moneys:

(a) borrowings in connection with the investment assets of ordinary long-term insurance funds;

(b) moneys deposited with the Company or any of its Subsidiary Undertakings in connection with insurance business or with any staff saving scheme;

(c) amounts secured by policies, guarantees, indemnities, bonds or contracts issued or given by the Company or any of its Subsidiary Undertakings in the course of its business as an insurance company; and

(d) moneys deposited with, borrowings made by or amounts secured by guarantees, indemnities, bonds or contracts issued or given by the Company or any of its Subsidiary Undertakings in connection with banking business.

(E) For the purposes of paragraph (B) of this Article, borrowings expressed in a currency other than sterling shall be converted into sterling as follows:

(a) as regards a borrowing shown as outstanding in whole or in part in the then latest audited consolidated balance sheet of the Company and its Subsidiary Undertakings, at the rate of exchange adopted for the purpose of that balance sheet;

(b) as regards a borrowing shown as outstanding in whole or in part in the then latest audited balance sheet of an unconsolidated Subsidiary Undertaking, at the rate of exchange adopted for the purpose of that balance sheet or, if that balance sheet is not written in sterling, at the rate of exchange ruling in London at the close of business on the date of such balance sheet; and

(c) as regards other borrowings (that is to say those borrowings no part of which was outstanding at the date of the relevant balance sheet) at the rates of exchange ruling in London at the close of business on the date upon which they were incurred; but so that

Articles of Association

(d) an overdraft or other borrowing on current account expressed in a currency other than sterling shall be converted:

(i) if at the date of the relevant balance sheet any amount was outstanding on that overdraft or current account, at the rates indicated in clauses (a) or (b) of this paragraph (E); and

(ii) if no such amount was then outstanding at the rates of exchange ruling in London at the close of business on the date upon which, since the date of such balance sheet, the overdraft or current account was first in debit notwithstanding, in either case, its subsequent repayment and a later borrowing on the same account.

For the purposes of this Article “sterling” means the lawful currency of the United Kingdom and the certificate of the Auditors as to any relevant rate of exchange shall be conclusive and binding.

(F) No lender or other person dealing with the Company shall be concerned to see or enquire whether this limit is observed. No debt incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

23.04
Subject to section 44 of the 2006 Act, the Board may prescribe by whom and under what conditions all contracts, receipts, agreements, leases, transfers, releases, powers of attorney, deeds and other documents and all bills of exchange, promissory notes, acceptances, endorsements, cheques, orders for payment of money and other negotiable instruments shall be signed, executed, granted or made by or on behalf of the Company and the Seal on any such document as aforesaid shall not, unless so prescribed, be essential to its validity.
Execution of documents

23.05
The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation fund for the benefit of, and may give or procure the giving of pensions, allowances, gratuities or bonuses or death or disability benefits to or in respect of, any persons who are or were Directors, officers or in the employment of the Company, or of any company which is or was a subsidiary of the Company or is or was allied to or associated in business with the Company or with any such subsidiary company, or who are or were employed in any business acquired by the Company or by any such other company, and the wives, widows, families, dependants and personal representatives of any such persons. Any Director (or his personal representatives as the case may be) shall be entitled to participate in and retain for his own benefit or for the benefit of his estate any such pension, allowance, gratuity, bonus or death or disability benefit.
Pension schemes etc.

23.06
The Board may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts which it considers to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as is mentioned in Article 23.05, or its Members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.
Funds, trusts, charities etc.

Articles of Association

The Board may procure any of the matters mentioned in Article 23.05 and this Article to be done by the Company either alone or in conjunction with any other company.

Local Management

24.01
The Board may from time to time provide for the management and transaction of the affairs of the Company in any specified locality whether at home or abroad in such manner as it thinks fit and the provisions contained in Articles 24.02 to 24.05 (inclusive) shall be without prejudice to the general powers conferred by this Article.
Local management

24.02
The Board may establish any divisional or local boards or agencies for managing any sector of the Company’s affairs either in the United Kingdom or elsewhere, may appoint any persons to be members of such boards or any managers or agents, may fix their remuneration, may delegate to any such board, manager or agent any of the powers, authorities and discretions vested in the board with power to sub-delegate and may authorise the members of any such board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made on such terms and subject to such conditions as the Board thinks fit. The Board may remove any persons so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. No members of any such board shall be compelled to have any share qualification unless the Board shall in its discretion impose such qualification.
Divisional and local boards

24.03
The Board may from time to time by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles or the Statutes) and for such period and subject to such conditions as the Board thinks fit and any such appointment may (if the Board thinks fit) be made in favour of the members or any of the members of any divisional or local board established as aforesaid or in favour of any company or of the members, directors, nominees or managers of any company or firm or otherwise in favour of any firm or fluctuating body of persons. Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board thinks fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
Powers of attorney

24.04
The Company or the Board on the Company’s behalf may exercise the powers conferred on the Company by section 129 of the 2006 Act with regard to the keeping of an overseas register and the Board may, subject to that section, make and vary such regulations as it thinks fit regarding the keeper of any such register.
Overseas registers

24.05	The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Board.	Official seal for use abroad

The Seal and Securities Seal

25.01
The Board shall provide for the safe custody of the Seal and any Securities Seal which shall be used only with the authority of a resolution of the Board or with the authority of such person or persons (including a committee appointed under Article 26.06 and any sub-committee of such committee) to whom the Board by resolution may have delegated authority in that behalf. Every instrument to which the Seal may be affixed shall be signed by one Director or by the Secretary or by such other person as the Board may from time to time authorise in that behalf. In favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal or the Securities Seal (as the case may be) has been properly affixed.
The Seal and Securities Seal

Articles of Association

25.02	A document signed on behalf of the Company by:	Documents not under seal

(A) any two Directors; or

(B) any Director and the secretary; or

(C) any Director in the presence of a witness who attests the signature,

and expressed, in whatever words, to be executed by the Company has the same effect as if executed under the Common Seal, provided that no document which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

Proceedings of the Board and Committees

26.01
The Board may meet together for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit and decide the quorum necessary for the transaction of business. Unless and until otherwise decided, four shall be a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a casting vote.
Meetings, quorum, casting vote

26.02
Two Directors may and, on the request of two Directors, the Secretary shall at any time summon a meeting of the Board by notice given to the several Directors. Notice of a meeting of the Board is deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last-known address or another address given by him to the Company for that purpose. A Director while absent from the United Kingdom shall not be entitled to receive notice of any meeting of the Board.
Calling of Board meetings

26.03
The Board may elect a chairman and one or more deputy chairmen and one or more vice-chairmen and decide the period for which they are respectively to hold office. The chairman shall be entitled to take the chair at all meetings of the Board, but if there shall be no chairman or if at any Board Meeting he is not present at the time fixed for the commencement of the meeting or if he shall decline to take or shall retire from the chair, the deputy chairman or the senior of the deputy chairmen present and willing to act may take the chair and, in default, the vice-chairman or the senior of the vice-chairmen present and willing to act may take the chair.
Chairman

The provisions of Article 17.03 with regard to the determination of seniority shall also apply for the purposes of this Article.

26.04
A meeting of the Board duly convened and held shall be competent to exercise all or any of the authorities, powers and discretions then vested in or exercisable by the Board generally by virtue of these Articles.
Competence of Board meeting

26.05
The Board may act notwithstanding any vacancy in their body but, if and so long as the number of the Directors is reduced below the minimum number or the quorum fixed by or pursuant to these Articles, the continuing Directors or Director may and shall act, notwithstanding that there is no quorum. for the purpose of appointing sufficient Directors to bring the Board up to that number and to form a quorum, or of summoning a general meeting of the Company for that purpose, but for no other purpose.
Effect of Board vacancies

Articles of Association

26.06
The Board may delegate any of its powers, with or without power to sub-delegate, to committees consisting of such persons or person (as hereinafter provided) as it thinks fit but always including or consisting of at least one Director. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations from time to time imposed on it by the Board and, subject thereto, may determine its own quorum. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.
Committees and sub-committees

Any sub-committee of any such committee shall consist of such persons or person as the committee of which it is a sub-committee shall think fit but shall always include or consist of at least one Director.

26.07
The meetings and proceedings of any such committee constituted of two or more persons shall be governed, with necessary alterations, by the provisions of these Articles relating to the meetings and proceedings of the Board, so far as the same are not superseded by any regulations made by the Board under the last preceding Article.
Articles to apply to committee meetings

26.08	The Board shall cause minutes to be made of the following matters in books provided for the purpose, namely:	Minutes of proceedings

(A) all appointments of officers of the Company;

(B) the names of the persons present at each meeting of the Board and of committees of the Board including sub-committees of such committees and all business transacted at such meetings; and

(C) all orders, resolutions and proceedings of all general meetings and of meetings of the Board and of committees of the Board including sub-committees of such committees;

and any such minute, if purporting to be authenticated by chairman of the meeting to which it relates or the chairman of the next directors’ meeting, shall be receivable as evidence of the proceedings of the meeting.

26.09
All acts done by any meeting of the Board or of any committee of the Board or any subcommittee of such committee or by any person or persons acting as a Director or Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person or persons attending any such meeting as a Director or committee member or sub-committee member or of the person or persons acting as a Director or Directors, or that he or they were disqualified or had vacated or ceased to hold office or were not entitled to vote on the matter in question, be as valid as if every such person had been duly appointed, was qualified and had been entitled to vote.
Defect in appointment

26.10
A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board or of a sub-committee appointed pursuant to Article 26.06 shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) such committee or sub-committee of the Board duly convened and held and may consist of several documents in the like form each signed by one or more Directors.
Resolutions in writing

Articles of Association

26.11
A Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Statutes, all business transacted in this way by the Board or a committee of the Board is for the purposes of the Articles deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board although fewer than two Directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.
Participation by telephone

Managing and Executive Directors

27.01
The Board may from time to time appoint one or more of its body to be Managing Director, Executive Director, joint Managing Directors or joint Executive Directors of the Company either for a fixed or an indefinite term and may from time to time, without prejudice to the terms of any agreement entered into in any particular case, remove or dismiss him or them from office and appoint another or others in his or their place or places.
Appointment

27.02
A Managing Director or Executive Director shall, without prejudice to the terms of any agreement between him and the Company, be subject to the same provisions as to retirement by rotation, resignation and removal as the other Directors and, if for any reason he ceases to hold the office of Director, he shall ipso facto immediately cease to be a Managing Director or Executive Director as the case may be, but without prejudice to any claims for damages for any breach of contract of service between him and the Company.
Retirement by rotation

27.03
A Managing Director or Executive Director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another, and whether in substitution for or in addition to his remuneration as a Director) as the Board may decide.
Remuneration

27.04
The Board may from time to time entrust to and confer on a Managing Director or Executive Director such of the powers exercisable by it under these Articles as it thinks fit and may confer such powers for such time and for such objects and purposes and on such terms and conditions and with such restrictions as it thinks fit. It may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the Directors’ powers in that behalf and may from time to time revoke or vary all or any of such powers.
Powers

Secretary

28.01	The Secretary shall be appointed by the Board and any Secretary so appointed may be removed by it.	Appointment and removal

28.02	The Board shall have power to appoint any person to be Deputy or Assistant Secretary and to remove any person so appointed.	Deputy or Assistant Secretary

28.03
Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Deputy or Assistant Secretary or, if there is no Deputy or Assistant Secretary capable of acting, by or to any person of the Company authorised generally or specially in that behalf by the Board.
Absence of Secretary

Articles of Association

Indemnification of Officers

29.01
Subject to the provisions of and so far as may be consistent, with the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.
Indemnity

Articles of Association

PART V – ACCOUNTS, AUDITORS, DIVIDENDS AND RESERVES

Accounts and Auditors

30.01
The Board shall from time to time decide whether and to what extent, and at what times and places and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to the inspection of Members who are not Directors or the Company’s officers. No Member who is not a Director or an officer of the Company shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Board or by the Company in general meeting.
Access to books

30.02
A printed copy of the Company’s annual accounts and reports (as that term is used in section 471 of the 2006 Act) which are to be laid before the Company in general meeting shall, not less than twenty-one days before the date of the meeting, be sent or supplied in accordance with Article 30.03 to every Member and to every holder of debentures or debenture or loan stock of the Company and every person entitled to receive notice of general meetings, and the required number of printed copies of every such document shall at the same time be sent to The London Stock Exchange and to any other Stock Exchange which has granted a quotation for, or a listing of, any of the shares, as required by their regulations in force from time to time, but this Article shall not require a copy of those documents to be sent to any person for whom the Company does not have a current address or to more than one of the joint holders of any shares or debentures or debenture or loan stock and provided further that if the Statutes so permit the Company need not send copies of those documents to Members who do not wish to receive them but may send them such Summary Financial Statements or other documents as may be authorised by the Statutes.
Annual accounts

30.03	(A) Any documents required or permitted to be sent or supplied by the Company to a person pursuant to Article 30.02 shall be treated as sent or supplied if:	Delivery of annual accounts documents by electronic communication or by publication on a website

(a) delivered or sent by post in hard copy forms; or

(b) sent in electronic form to an address for the time being notified to the Company by that person for that purpose; or

(c) published on a website, provided that the following conditions are met:

(i) the Company and that person have agreed that such documents may be accessed by him on a website (instead of their being sent by post or otherwise delivered to him);

(ii) that person is notified, in a manner for the time being agreed for the purpose between him and the Company, of:

(1) the publication of the documents on a website;

(2) the address of that website;

(3) the place on that website where the documents may be accessed; and

(4) how they may be accessed.

(B) Documents treated in accordance with sub-paragraph (A)(c) above as sent to any person are to be treated as sent to him not less than twenty-one clear days before the date of a meeting if, and only if:

Articles of Association

(a) the documents are published on the website throughout a period beginning at least twenty-one clear days before the date of the meeting and ending with the conclusion of the meeting; and

(b) the notification given for the purposes of sub-paragraph (A)(c)(ii) above is given not less than twenty-one clear days before the date of the meeting.

Nothing in this paragraph (B) shall invalidate the proceedings of a meeting where any documents that are required to be published as mentioned in sub-paragraph (a) above are by accident published in different places on the website or published for a part, but not all, of the period mentioned in that sub-paragraph.

30.04
Every profit and loss account and every balance sheet prepared, audited by the Auditors, laid before and approved/adopted by the Company in general meeting shall be conclusive evidence except as regards any error discovered therein within three months next after such approval. If any such error is discovered within that period the account shall forthwith be corrected and thenceforth shall be conclusive.
Approved accounts to be conclusive

Dividends and Reserves

31.01	The Company in general meeting may declare dividends but no dividend shall exceed the amount recommended by the Board.	Declaration

31.02
The Board may from time to time pay to the Members such interim dividends (including the fixed dividends payable on any preference or other shares) as appear to the Board to be justified by the Company’s profits or the Company’s interests and, provided that the Board acts in good faith, it shall not incur any responsibility to the holders of any shares conferring a preference which may at any time be issued for any damage they may suffer by reason of the payment of an interim dividend on any shares ranking after such preference shares.
Interim dividends

31.03
In ascertaining the profits of the Company or of any class or branch of business of the Company, the Board may act upon any valuation or estimate of the Company’s outstanding risks or obligations whether based upon the experience of the Company or any other company or otherwise arrived at.
Board acting upon valuations or estimates

31.04
No dividends shall be paid otherwise than out of the Company’s profits available for distribution under the provisions of the Statutes and the Board’s declaration as to the amount of the profits shall be conclusive.
Dividends payable out of profits available for distribution

31.05
Subject to the rights of any person entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is to be paid on the record date decided by the Board for the payment of that dividend but, if any share be issued on terms providing that it shall rank for dividend as from or be entitled to dividends declared or paid after a particular date or in some other manner, such share shall rank for or be entitled to dividend accordingly. For the purposes of this Article, no amount paid or credited as paid on a share in advance of calls shall be treated as paid on the share.
Dividends to be declared and paid according to amounts paid up on shares

31.06
Each dividend shall be payable to those persons who were registered as the holders of the shares in respect of which the dividend is to be paid at the close of business on a convenient date (record date) to be decided by the Board for that purpose but the record date shall not be earlier than the date on which the Board so decides. Without prejudice to the rights of a transferor and transferee inter se, a transfer of shares shall not pass the right to receive from the Company any dividend whose record date is earlier than the registration of the transfer.
Record date

Articles of Association

31.07	The Board may deduct from any dividend or other moneys payable to a Member on or in respect of a share any sum of money then payable by him to the Company on account of calls.	Deductions

31.08
The Board may retain any dividend payable to any person entitled to a share by reason of the death or bankruptcy of the holder until such person has produced such evidence of his right as the Board may require.
Retention of dividends

31.09	The Company may pay any dividend, interest or other amount payable in respect of a share:	Moneys payable

(i) in cash;

(ii) by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and may, at the Company’s option, be crossed “account payee” where appropriate);

(iii) by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

(iv) if the Board so decides, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the Board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election; or

(v) by such other reasonable method as the person entitled to the payment may in writing direct.

The Company may send a cheque, warrant or money order by post (i) in the case of a sole holder, to his registered address, (ii) in the case of joint holders, to the registered address of the person whose name stands first in the Register, (iii) in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Articles 32.03 and 32.04 or (iv) in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

Where a share is held jointly or two or more persons are jointly entitled by transmission to a share, (i) the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment, and (ii) for any of the purposes of this Article 31.09, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

The Company may, at the request of a Member, issue to that Member a duplicate tax voucher in respect of any dividend, interest or other money payable in respect of shares held by him and shall be entitled to charge a fee as the Board shall from time to time determine in respect of each duplicate tax voucher.

31.10
No dividend or other money payable in respect of a share shall bear interest against the Company. The payment by the Board of any unclaimed dividend or other money payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date fixed for payment thereof shall be forfeited and shall revert to the Company but, if a claim is subsequently made for any dividend so forfeited, the Board may at its discretion pay out of the Company’s profits a sum equal to the dividend so forfeited or part thereof to any person who prior to the expiry of the said period of twelve years, would have been entitled thereto or to his personal representatives. All dividends unclaimed for twelve months after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof.
Unclaimed dividends

Articles of Association

31.11
If on three consecutive occasions cheques or warrants in payment of dividends or other moneys payable on or in respect of any share have been sent through the post in accordance with the provisions of Article 31.09 but have been returned undelivered or left uncashed during the periods for which the same are valid, the Company need not thereafter despatch further cheques or warrants in payment of dividends or other moneys payable on or in respect of the shares in question until the Member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Company an address for the purpose.
Non-dispatch of dividend warrants

31.12
Any general meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and, in particular, of paid up shares, debentures or debenture or loan stock of any other company, but no study distribution shall be made unless recommended by the Board. Where any difficulty arises in regard to the distribution, the Board may settle the same as it thinks expedient and, in particular, may make arrangements for fractional entitlements and may fix the value for distribution of such specific assets or any part thereof and may decide that cash payments be made to any Member on the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees on trust for the persons entitled to the dividend as the Board thinks expedient.
Dividends in specie

31.13
The Board may, before recommending any dividend, set aside out of the Company’s profits and carry to reserve such sums as it thinks proper which shall, in the Board’s discretion, be applicable for any purpose to which the Company’s profits may be properly applied and, pending such application, may, at the like discretion, either be employed in the Company’s business or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit. The Board may divide the reserve into separate accounts for special purposes and may consolidate into one reserve fund any such separate accounts or any part thereof. Any part of the reserve which the Board may at any time declare to be in excess of the amount necessary to be retained may be applicable as profits available for dividends. The Board may also, without placing the same to reserve carry forward any profits which it may think inexpedient to divide.
Reserves and carry forward of profits

31.14
The Company may, upon the recommendation of the Board, by ordinary resolution resolve that it is desirable to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account or otherwise available for distribution, provided that such sum is not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend, and accordingly that the Board be authorised and directed to appropriate the sum resolved to be capitalised to the holders of ordinary shares in proportion to the number of ordinary shares held by them respectively at the close of business on a convenient date (record date) to be decided by the Board for that purpose and to apply such sum on their behalf in paying up in full unissued ordinary shares of the Company of a nominal amount equal to such sum, such ordinary shares to be allotted and distributed credited as fully paid up to and amongst such holders in the proportion aforesaid.
Capitalisation of profits and reserves

Articles of Association

31.15
Whenever such a resolution as referred to in Article 31.14 has been passed, the Board shall make all appropriations and applications of the amounts resolved to be capitalised thereby, and all allotments and issues of any fully paid shares, and generally shall do all acts and things required to give effect thereto, with full power to the Board to make such provision for the satisfaction of the right of any Member under any such resolution to a fractional part of a share by the issue of fractional certificates, or by payment in cash or otherwise, as it thinks fit, and also to authorise any person to enter, on behalf of all the Members entitled thereto, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled on such capitalisation and any agreement made under such authority shall be effective and binding on all such Members. Further the Board may, if it thinks fit, make provision for the registration of any or all of such shares as aforesaid in the names of nominees of the Members entitled thereto.
Appropriation and application of amounts capitalised

31.16
Subject to approval by the Company at any annual general meeting, the Directors may, in respect of any dividend declared or proposed to be declared or paid during such period as may be specified in such approval (and provided that an adequate number of unissued Ordinary Shares are available for the purpose), determine and announce, prior to or contemporaneously with their announcement of the dividend in question and any related information as to the Company’s profits for such financial period or part thereof, that Ordinary Shareholders will be entitled to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply:
Shares in lieu of cash dividends

(A) The basis of allotment shall be determined by the Directors so that the value (calculated by reference to the “average quotation”) of the additional Ordinary Shares (including any fractional entitlement) to be allotted in lieu of the net amount of any cash dividend shall, as nearly as may be, equal such net amount or such higher amount as the Directors may at their discretion determine up to the sum of that net amount together with the associated tax credit which it would have attracted if paid as a dividend.

(B) The Directors shall give notice in writing to the Ordinary Shareholders of the right of election accorded to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective.

(C) The dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised (‘the elected Ordinary Shares’), and in lieu thereof additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.

Articles of Association

(D) The additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend (or share election in lieu).

(E) The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(F) The Directors may on any occasion determine that rights of election shall not be made available to any Ordinary Shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

(G) Where a resolution under Article 31.16 is to be proposed at any annual general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

(H) For the purposes of Article 31.16(A)

(i) the “average quotation” of an Ordinary Share shall be the average of the means of quotations on the London Stock Exchange, as shown in the Daily Official List, on each of the first five business days on which the Ordinary Shares are quoted ex the relevant dividend;

(ii) “associated tax credit” means the tax credit which would be available to the recipient of a dividend under section 231 of the Income and Corporation Taxes Act 1988 on the assumption that such recipient is an individual resident in the UK for UK taxation purposes.

31.17
Dividends can be declared or paid in any currency. The Board can agree with any member that some or all of his dividends due in one currency will be paid in another currency. The Board may also agree the principles for determining how and when the currency exchange calculations will be carried out and how any costs will be met.
Currency of dividends

Articles of Association

PART VI – NOTICES

32.01
A notice, document or other information may be given to any Member either personally or by sending it in hard copy form by post to him at his registered address or (if he has no registered address within the United Kingdom) to the address (if any) in the United Kingdom supplied by him to the Company for the giving of notices to him or by advertisement as hereinafter provided or by giving it in electronic form to an address for the time being notified to the Company by the Member for that purpose or by any other means authorised in writing by the Member concerned.
Notices given personally, by post or by electronic means

32.02
A notice of general meeting may, instead of being sent to the Member in any of the ways specified in Article 32.01, be given to a Member by the Company by publishing the notice on a website, provided that the following conditions are met:
Notices given by publication on a website

(A) the Member and the Company have agreed that notices of general meetings may be accessed by him on a website instead of being sent to the Member in one of the ways specified in Article 32.01 or the Member is taken to have so agreed in accordance with the 2006 Act; and

(B) the Member is given a notification, in the manner agreed for the time being between the Member and the Company, containing the following information:

(a) the fact that the notice has been published on the website;

(b) the address of the website;

(c) the place on the website where the notice may be accessed and how it may be accessed;

(d) a statement that it concerns a notice of a company meeting;

(e) the place, date and time of the general meeting; and

(f) whether the meeting is to be an annual general meeting.

A notice given under this Article is deemed to be given in accordance with article 32.10 (c).

Where the notice of a meeting is published on a website in accordance with this Article, it shall continue to be published in the same place on that website from the date of the notification until the conclusion of the meeting to which the notice relates. Where the notice is by accident published in different places on the website or published for part only of that period from the date of notification until the conclusion of the meeting, the proceedings at such meeting are not thereby invalidated.

32.03	A notice, document or other information may be given to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.	Notices to joint holders

32.04
A notice, document or other information may be given to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post addressed to them by name, or by the title of the representatives of the deceased or trustees of the bankrupt Member, or by any like designation, at the address (if any) within the United Kingdom supplied for the purpose by the persons claiming to be entitled or, whether or not the Company has notice of such death or bankruptcy, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.
Notices to persons entitled by transmission

Articles of Association

32.05
Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice (other than a notice served under section 793 of the 2006 Act) in respect of such share which previously to his name and address being entered on the Register shall be duly given to the person from whom he derives his title to such share.
Effect of notices on non-members

32.06
(A) Members who are joint holders of a share shall not be entitled to any notices from the Company in respect of their holding of that share if the person first named in the Register as a holder of that share, having a registered address outside the United Kingdom, has not given to the Company an address for service within the United Kingdom.
Persons not entitled to notice

(B) The Company need not send any notice, document or other information to any person for whom the Company does not have a current address.

32.07
A notice exhibited at the Registered Office shall constitute valid notice to any Member who under Article 32.06 or any other provision of these Articles is not entitled to notices from the Company and shall be deemed to have been given on the date when it is first exhibited. A notice so exhibited shall not be removed until it is no longer relevant.
Notice exhibited at Registered Office

32.08
Any notice required to be given by the Company to the Members or any of them, and not expressly provided for by these Articles, shall be sufficiently given if given by advertisement, and any notice required to be or which may be given by advertisement shall be advertised once in a leading daily newspaper with national circulation.
When notice may be given by advertisement

32.09
Any document to be served on a Member, other than a notice may be served in like manner as a notice may be given to him under these Articles and, in a case where notice might be given by exhibiting the same at the Registered Office or by advertising the same in a newspaper, such document shall be deemed to be duly served if the same is available for him at the Registered Office and a notice to that effect is exhibited at the Registered Office or advertised in a newspaper as required by these Articles.
Service of documents

32.10
(A) Any document or information sent or supplied by the Company by post (whether in hard copy or electronic form) to an address in the United Kingdom, which the Company is able to show was properly addressed, prepaid and posted, is deemed to have been received by the intended recipient 48 hours after it was posted.
Time of service

(B) Any document or information sent or supplied by the Company by electronic means, which the Company is able to show was properly addressed, is deemed to have been received by the intended recipient 48 hours after it was sent.

(C) Any document or information sent or supplied by means of a website is deemed to have been received by the intended recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

(D) In calculating a period of hours for the purposes of this Article, no account shall be taken of any part of a day that is not a working day.

32.11	The signature of any notice required to be given by the Company may be written or printed.	How notice to be signed

32.12
Notwithstanding anything to the contrary in these Articles, and instead of being delivered or sent to the Member in any of the other ways specified in these Articles, any document or information (including, without limitation, a notice of general meeting)
Shareholder communications

Articles of Association

may, to the fullest extent permitted under the Statutes, be sent, supplied or made available to any Member by the Company in such manner as the Board may determine (including, without limitation, by being made available on a website). Notwithstanding anything to the contrary in these Articles, and instead of being delivered or sent to the Company in any of the other ways specified in these Articles, any document or information (including, without limitation, a form of proxy) may, to the fullest extent permitted under the Statutes, be sent or supplied by a Member to the Company in such manner as the Board may determine.

Articles of Association

PART VII – AUTHENTICATION OF DOCUMENTS

33.01
Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts: and where any books, records, documents or accounts are elsewhere than at the Registered Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid. A document purporting to be a copy of a resolution or an extract from the minutes of a meeting of the Company or of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.
Authentication of documents

APPENDIX

RESOLUTIONS

Articles of Association

COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Ordinary and Special Resolutions

of Aviva plc

Passed on 26 April 2005

At the Annual General Meeting of the above-named Company, duly convened and held at The Barbican Centre, Silk Street, London EC2Y 8DS, the following resolutions were duly passed as Ordinary and Special Resolutions of the Company:

Ordinary Resolution

Resolution 15

That the authority conferred on the directors by article 5.04(A) of the Company’s Articles of Association be renewed for the period expiring 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution and for that period the “section 80 amount” is £179 million.

Special Resolutions

Resolution 16

That the power conferred on the directors by article 5.04(B) of the Company’s Articles of Association be renewed for the period expiring 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution and for that period the “section 89 amount” is £28 million.

Resolution 22

That:

(a)
the authorised share capital of the Company be increased from £950 million to £1.45 billion and €700 million by the creation of: 500 million preference shares of £1 each (the “Sterling New Preference Shares”); and 700 million preference shares of €1 each (the “Euro New Preference Shares” together with the Sterling New Preference Shares, the “New Preference Shares”). The New Preference Shares shall have attached to them the rights and terms referred to or authorised in the new Article 3.05 referred to in paragraph (d) below;

(b)
in addition and without prejudice to any and all other previous authorities to allot relevant securities given to the directors, the directors be and hereby are generally and unconditionally authorised to exercise all the powers of the Company to allot the New Preference Shares created by paragraph (a) of this resolution, provided that this authority (unless previously renewed, revoked or varied) shall expire five years after the date of the passing of this resolution or, if earlier, at the conclusion of the Annual General Meeting in 2010 save that the Company may make a contract to allot New Preference Shares under this authority before the expiry of the authority, and the directors may allot New Preference Shares in pursuance of any such contract as if the power conferred hereby had not expired;

Articles of Association

(c)
in addition and without prejudice to any and all other previous authority to allot equity securities given to the directors, the directors be and hereby are given power, pursuant to section 95 of the Companies Act 1985 (the “Act”), to allot New Preference Shares (within the meaning of section 94 of the said Act), for cash pursuant to the authority conferred by paragraph (b) of this resolution, as if section 89(1) of the Act does not apply to any such allotment. The power conferred hereby shall expire five years after the date of the passing of this resolution or, if earlier, at the conclusion of the Annual General Meeting in 2010 save that the Company may make a contract to allot New Preference Shares before the expiry of this authority, and the Board of directors may allot New Preference Shares in pursuance of any such contract as if the power conferred hereby had not expired; and

(d)
the adoption and inclusion of new Article 3.05 in the Company’s Articles of Association as set out in the draft amended Articles of Association produced to the meeting and initialled by the Chairman for the purpose of identification be and is hereby approved.

Resolution 23

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of ordinary shares of 25 pence each in the capital of the Company (“ordinary shares”) provided that:

a)	the maximum aggregate number of ordinary shares authorised to be purchased is 228 million (representing less than 10% of the issued ordinary share capital);

b)	the minimum price which may be paid for an ordinary share is 25 pence;

c)
the maximum price which may be paid for an ordinary share is an amount equal to 105% of the average of the middle market quotations of an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that ordinary share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase ordinary shares under this authority before the expiry of the authority, and may make a purchase of ordinary shares in pursuance of any such contract.

Resolution 24

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 3/4% cumulative irredeemable preference shares of £1 each in the Company (“8 3/4% preference shares”) provided that:

a)	the maximum aggregate number of 83/4% preference shares authorised to be purchased is 100 million;

Articles of Association

b)	the minimum price which may be paid for an 8 1/4% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 1/4% preference share is an amount equal to 105% of the average of the middle market quotations of an 8 1/4% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8'/4% preference share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase 8'/4% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8'/4% preference shares in pursuance of any such contract.

Resolution 25

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 1/8% cumulative irredeemable preference shares of £1 each in the Company (“8 1/8% preference shares”) provided that:

a)	the maximum aggregate number of 8 1/8% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 1/8% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 1/8% preference share is an amount equal to 105% of the average of the middle market quotations of an 8 1/8% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8'/8% preference share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase 8 1/8% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 1/8% preference shares in pursuance of any such contract.

R A Whitaker

Group Company Secretary

Articles of Association

COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Ordinary and Special Resolutions

of Aviva plc

Passed on 10 May 2006

At the Annual General Meeting of the above-named Company, duly convened and held at The Barbican Centre, Silk Street, London EC2Y 8DS, the following resolutions were duly passed as Ordinary and Special Resolutions of the Company:

Ordinary Resolution

Resolution 12

To approve that the authority conferred on the directors by article 5.04(A) of the Company’s Articles of Association be renewed for the period expiring 15 months after the date of the passing of this resolution or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution and for that period the “section 80 amount” is £150 million.

Special Resolutions

Resolution 13

That the power conferred on the directors by article 5.04(B) of the Company’s Articles of Association be renewed for the period expiring 15 months after the date of the passing of this resolution or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution and for that period the “section 89 amount” is £29 million.

Resolution 15

That:

(a)
the authorised share capital of the Company be increased from £1.45 billion and €700 million to £1.95 billion and €700 million by the creation of 500 million preference shares of £1 each (the “New Preference Shares”). The New Preference Shares may be issued in any number of separate classes and shall have attached to them such rights or restrictions as the directors may determine in accordance with and subject to the Company’s Articles of Association as amended in accordance with paragraph (d) below;

(b)
in addition and without prejudice to any and all other previous authorities to allot relevant securities given to the directors, the directors be and are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot all of the New Preference Shares created by paragraph (a) of this resolution in an aggregate nominal amount of up to £500 million, provided that this authority (unless previously renewed, revoked or varied) shall expire five years after the date of the passing of this resolution or, if earlier, at the conclusion of the Annual General Meeting in 2011, save that the Company may make a contract to allot New Preference Shares under this authority before the expiry of the authority, and the directors may allot New Preference Shares in pursuance of any such contract as if the power conferred hereby had not expired;

Articles of Association

(c)
in addition and without prejudice to any and all other previous authorities to allot equity securities given to the directors, the directors be and are hereby given power, pursuant to section 95 of the Companies Act 1985, to allot New Preference Shares for cash pursuant to the authority conferred by paragraph (b) of this resolution, as if section 89(1) of the Companies Act 1985 does not apply to any such allotment. The power conferred hereby shall expire five years after the date of the passing of this resolution or, if earlier, at the conclusion of the Annual General Meeting in 2011, save that the Company may make a contract to allot New Preference Shares before the expiry of this authority, and the directors may allot New Preference Shares in pursuance of any such contract as if the power conferred hereby had not expired; and

(d)
the adoption and inclusion of new Article 3.06 in the Company’s Articles of Association as set out in the draft amended Articles of Association produced to the meeting and initialled by the Chairman for the purpose of identification be and is hereby approved.

Resolution 16

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of ordinary shares of 25 pence each in the capital of the Company (“ordinary shares”) provided that:

a)	the maximum aggregate number of ordinary shares authorised to be purchased is 239 million (representing less than 10% of the issued ordinary share capital);

b)	the minimum price which may be paid for an ordinary share is 25 pence;

c)
the maximum price which may be paid for an ordinary share is an amount equal to 105% of the average of the middle-market quotations of an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that ordinary share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase ordinary shares under this authority before the expiry of the authority, which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of ordinary shares in pursuance of any such contract.

Resolution 17

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 83/4% cumulative irredeemable preference shares of £1 each in the capital of the Company (“83/4% preference shares”) provided that:

Articles of Association

a)	the maximum aggregate number of 8 3/4% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 3/4% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 3/4% preference share is an amount equal to 105% of the average of the middle-market quotations of an 8 3/4% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8 3/4% preference share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase 8 3/4% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 3/4% preference shares in pursuance of any such contract.

Resolution 18

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 3/8% cumulative irredeemable preference shares of £1 each in the capital of the Company (“8 3/8% preference shares”) provided that:

a)	the maximum aggregate number of 8 3/8% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 3/8% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 3/8% preference share is an amount equal to 105% of the average of the middle-market quotations of an 8 3/8% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8 3/8% preference share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase 8 3/8% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 3/8% preference shares in pursuance of any such contract.

R A Whitaker

Group Company Secretary

Articles of Association

COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Ordinary and Special Resolutions

of Aviva plc

Passed on 26 April 2007

At the Annual General Meeting of the above-named Company, duly convened and held at The Barbican Centre, Silk Street, London, EC2Y 8DS, the following resolutions were duly passed as Ordinary and Special Resolutions of the Company:

Ordinary Resolution

Resolution 9

To approve that the authority conferred on the directors by article 5.04(A) of the Company’s Articles of Association be renewed for the period expiring 15 months after the date of the passing of this resolution or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution and for that period the “section 80 amount” is £108 million.

Special Resolutions

Resolution 10

That the power conferred on the directors by article 5.04(B) of the Company’s Articles of Association be renewed for the period expiring 15 months after the date of the passing of this resolution or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution and for that period the “section 89 amount” is £32 million.

Resolution 13

That the adoption and inclusion of a new article 32.12 in the Company’s Articles of Association as set out in the draft amended articles of association produced to the meeting and initialled by the Chairman for the purpose of identification be and is hereby approved.

Articles of Association

Resolution 14

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of ordinary shares of 25 pence each in the capital of the Company (“ordinary shares”) provided that:

a)	the maximum aggregate number of ordinary shares authorised to be purchased is 256 million (representing less than 10% of the issued ordinary share capital);

b)	the minimum price which may be paid for an ordinary share is 25 pence;

c)
the maximum price which may be paid for an ordinary share is an amount equal to 105% of the average of the middle-market quotations of an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that ordinary share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase ordinary shares under this authority before the expiry of the authority, which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of ordinary shares in pursuance of any such contract.

Resolution 15

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 3/4% cumulative irredeemable preference shares of £1 each in the capital of the Company (“8 3/4% preference shares”) provided that:

a)	the maximum aggregate number of 8 3/4% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 3/4% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 3/4% preference share is an amount equal to 105% of the average of the middle-market quotations of an 8 3/4% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8 3/4% preference share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase 83/4% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 3/4% preference shares in pursuance of any such contract.

Articles of Association

Resolution 16

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 3/8% cumulative irredeemable preference shares of £1 each in the capital of the Company (“8 3/8% preference shares”) provided that:

a)	the maximum aggregate number of 8 3/8% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 3/8% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 3/8% preference share is an amount equal to 105% of the average of the middle-market quotations of an 8 3/8% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8 3/8% preference share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase 8 3/8% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 3/8% preference shares in pursuance of any such contract.

R A Whitaker

Group Company Secretary

Articles of Association

COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Ordinary and Special Resolutions

of Aviva plc

Passed on 1 May 2008

At the Annual General Meeting of the above-named Company, duly convened and held at The Barbican Centre, Silk Street, London, EC2Y 8DS, the following resolutions were duly passed as Ordinary and Special Resolutions of the Company:

Ordinary Resolution

Resolution 10

To renew the authority conferred on the directors by article 5.04(A) of the Company’s Articles of Association for the period expiring 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution and for that period the “section 80 amount” is £94 million.

Special Resolutions

Resolution 11

To renew the power conferred on the directors by article 5.04(B) of the Company’s Articles of Association for the period expiring 15 months after the date of the passing of this resolution or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution and for that period the “section 89 amount” is £32 million.

Resolution 13

That the adoption of new Articles of Association as set out in the draft produced to the meeting and initialled by the Chairman for the purpose of identification be and is hereby approved to take effect from the conclusion of the meeting.

Articles of Association

Resolution 16

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of ordinary shares of 25 pence each in the capital of the Company (“ordinary shares”) provided that

a)	the maximum aggregate number of ordinary shares authorised to be purchased is 262 million (representing less than 10% of the issued ordinary share capital);

b)	the minimum price which may be paid for an ordinary share is 25 pence;

c)
the maximum price which may be paid for an ordinary share is an amount equal to 105% of the average of the middle-market quotations for an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that ordinary share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase ordinary shares under this authority before the expiry of the authority, which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of ordinary shares in pursuance of any such contract.

Resolution 17

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 3/4% cumulative irredeemable preference shares of £1 each in the capital of the Company (“8 3/4% preference shares”) provided that:

a)	the maximum aggregate number of 8 3/4% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 3/4% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 3/4% preference share is an amount equal to 105% of the average of the middle-market quotations of an 8 3/4% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8 3/4% preference share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase 83/4% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 3/4% preference shares in pursuance of any such contract.

Articles of Association

Resolution 18

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 3/8% cumulative irredeemable preference shares of £1 each in the capital of the Company (“8 3/8% preference shares”) provided that:

a)	the maximum aggregate number of 8 3/8% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 3/8% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 3/8% preference share is an amount equal to 105% of the average of the middle-market quotations of an 8 3/8% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8 3/8% preference share is purchased; and

d)
this authority shall expire 15 months after the date of the passing of this resolution, or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution save that the Company may make a contract to purchase 8 3/8% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 3/8% preference shares in pursuance of any such contract.

E G Jones

Group Company Secretary

Articles of Association

COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Ordinary and Special Resolutions

of Aviva plc

Passed on 29 April 2009

At the Annual General Meeting of the above-named Company, duly convened and held at The Barbican Centre, Silk Street, London, EC2Y 8DS, the following resolutions were duly passed as Ordinary and Special Resolutions of the Company:

Ordinary Resolutions

Resolution 11

That the authorised share capital of the Company be increased from £1,950,000,000 and X700,000,000 to £2,500,000,000 and X700,000,000 by the creation of 2,200,000,000 ordinary shares of 25 pence each.

Resolution 12

That, in substitution for all existing authorities and without prejudice to previous allotments, offers or agreements made under such authorities, the directors of the Company be generally and unconditionally authorised in accordance with Section 80 of the Companies Act 1985 (the “Act”) to exercise all the powers of the Company to allot:

a)	relevant securities (within the meaning of Section 80 of the Act) up to an aggregate nominal amount of £221,475,135; and

b)
relevant securities comprising equity securities (within the meaning of Section 94 of the Act) up to an aggregate nominal amount of £442,950,270 (such amount to be reduced by the nominal amount of any relevant securities issued under paragraph (a) of this resolution 12) in connection with an offer by way of rights issue:

(i)	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	to holders of other equity securities, as required by the rights of those securities or, subject to such rights, as the directors of the Company otherwise consider necessary,

and so that the directors of the Company may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply (unless previously renewed, varied or revoked by the Company in general meeting) until the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution or, if earlier, 1 July 2010 but, in each case, so that the Company may make offers and enter into agreements before the authority expires which would, or might, require relevant securities to be allotted after the authority expires and the directors of the Company may allot relevant securities under any such offer or agreement as if the authority conferred hereby had not expired.

Articles of Association

Resolution 16

Political donations

That the Company and all companies that are its subsidiaries at any time during the period for which this resolution has effect for the purposes of Section 366 of the Companies Act 2006 be authorised to:

a)	make political donations to political parties or independent election candidates (as such terms are defined in Sections 363 and 364 of the Companies Act 2006), not exceeding £100,000 in aggregate;

b)	make political donations to political organisations other than political parties (as such terms are defined in Sections 363 and 364 of the Companies Act 2006), not exceeding £100,000 in aggregate; and

c)	incur political expenditure (as such term is defined in Section 365 of the Companies Act 2006), not exceeding £100,000 in aggregate,

during the period beginning on the date of this resolution and ending on the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution or, if earlier, 1 July 2010, provided that the maximum amounts referred to in (a), (b) and (c) may comprise sums in different currencies which shall be converted at such rate as the Board may in its absolute discretion determine to be appropriate.

Resolution 17

Scrip dividend

That the directors be generally and unconditionally authorised to:

a)
exercise the power conferred on them by article 31.16 of the Company’s Articles of Association as from time to time varied so that, to the extent and in the manner determined by the directors, the holders of ordinary shares in the Company be permitted to elect to receive new ordinary shares in the Company, credited as fully paid, instead of the whole or any part of any cash dividends (including interim dividends) paid by the directors or declared by the Company in general meeting (as the case may be) on or after 29 April 2009 and on or before 28 April 2014; and

b)
to capitalise an amount equal to the aggregate nominal value of the new ordinary shares of the Company to be allotted pursuant to any elections made as aforesaid out of the amount standing to the credit of reserves (including any share premium account or capital redemption reserve) or the profit and loss account, as the directors may determine, to apply such sum in paying up such ordinary shares in the Company in full and to allot such ordinary shares to the shareholders of the Company validly making such elections in accordance with their respective entitlements.

Articles of Association

Special Resolutions

Resolution 13

That, in substitution for all existing powers and without prejudice to previous allotments, offers or agreements made under such powers, and subject to the passing of resolution 12, the directors of the Company be generally empowered pursuant to Section 95 of the Companies Act 1985 (the “Act”) to allot equity securities (within the meaning of Section 94(2) of the Act) for cash pursuant to the general authorities conferred by resolution 12 and/or where the allotment constitutes an allotment of equity securities by virtue of Section 94(3A) of the Act, in each case free of the restriction in Section 89(1) of the Act, such power to be limited:

a)
to the allotment of equity securities in connection with an offer of equity securities (but in the case of an allotment pursuant to the authority granted under paragraph (b) of resolution 12, such power shall be limited to the allotment of equity securities in connection with an offer by way of a rights issue only):

(i)	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing shareholdings; and

(ii)	to holders of other equity securities, as required by the rights of those securities or, subject to such rights, as the directors of the Company otherwise consider necessary,

and so that the directors of the Company may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and

b)
to the allotment of equity securities pursuant to the authority granted under paragraph (a) of resolution 12 and/or an allotment which constitutes an allotment of equity securities by virtue of Section 94 (3A) of the Act (in each case, otherwise than in the circumstances set out in paragraph (a) of this resolution 13) up to an aggregate nominal amount of £33,221,270, such power to apply (unless previously renewed, varied or revoked by the Company in general meeting) until the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution or, if earlier, 1 July 2010 but, in each case, so that the Company may make offers and enter into agreements before the power expires which would, or might, require equity securities to be allotted after the power expires and the directors of the Company may allot equity securities under any such offer or agreement as if the power conferred hereby had not expired.

Resolution 15

Notice of Meeting other than Annual General Meetings

That a general meeting of the Company other than an Annual General Meeting may be called on not less than 14 clear days’ notice, provided that this authority expires at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution.

Articles of Association

Resolution 18

Purchase of own ordinary shares by the Company

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of ordinary shares of 25 pence each in the capital of the Company (“ordinary shares”) provided that:

a)	the maximum aggregate number of ordinary shares authorised to be purchased is 265 million (representing less than 10% of the issued ordinary share capital);

b)	the minimum price which may be paid for an ordinary share is 25 pence;

c)
the maximum price which may be paid for an ordinary share is an amount equal to 105% of the average of the middle-market quotations for an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that ordinary share is purchased; and

d)
this authority shall expire at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution or, if earlier, 1 July 2010 save that the Company may make a contract to purchase ordinary shares under this authority before the expiry of the authority, which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of ordinary shares in pursuance of any such contract.

Resolution 19

Purchase of own 8 3/4% cumulative irredeemable preference shares by the Company

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 3/4% cumulative irredeemable preference shares of £1 each in the capital of the Company (“8 3/4% preference shares”) provided that:

a)	the maximum aggregate number of 8 3/4% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 3/4% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 3/4% preference share is an amount equal to 105% of the average of the middle-market quotations of an 8 3/4% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 8 3/4% preference share is purchased; and

this authority shall expire at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution or if earlier, 1 July 2010, save that the Company may make a contract to purchase 83/4% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 3/4% preference shares in pursuance of any such contract.

Articles of Association

Resolution 20

Purchase of own 8 3/8% cumulative irredeemable preference shares by the Company

That the Company be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of 8 3/8% cumulative irredeemable preference shares of £1 each in the capital of the Company (“8 3/8% preference shares”) provided that:

a)	the maximum aggregate number of 8 3/8% preference shares authorised to be purchased is 100 million;

b)	the minimum price which may be paid for an 8 3/8% preference share is 25 pence;

c)
the maximum price which may be paid for an 8 3/8% preference share is an amount equal to 105% of the average of the middle-market quotations of an 8 3/8% preference share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that 83/8% preference share is purchased; and

d)
this authority shall expire at the conclusion of the next Annual General Meeting of the Company after the date of the passing of this resolution or if earlier, 1 July 2010, save that the Company may make a contract to purchase 83/8% preference shares under this authority before the expiry of the authority which will or may be executed wholly or partly after the expiry of the authority, and may make a purchase of 8 3/8% preference shares in pursuance of any such contract.

Graham Jones

Group Company Secretary

AVIVAplc Registered in England No. 2468686.  Registered Office:  St. Helen's, 1 Undershaft, London EC3P 3DQ